UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

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☐	Soliciting Material Pursuant to §240.14a-12

XO Holdings, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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XO HOLDINGS, INC.
13865 SUNRISE VALLEY DRIVE
HERNDON, VIRGINIA 20171

April 29, 2011

To the Stockholders of XO Holdings, Inc.:

You are cordially invited to attend the Annual Meeting of Stockholders of XO Holdings, Inc. (the “Company” or “XO Holdings”) to be held on June 15, 2011, at 2:00 p.m., local time, at the offices of Pillsbury Winthrop Shaw Pittman, 1540 Broadway, New York, NY 10036. As described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement, at the Annual Meeting, you will be asked to consider and vote upon (i) the election of seven (7) Directors to hold office until the 2012 Annual Meeting of Stockholders of the Company and/or until their respective successors are duly elected and qualified; (ii) an advisory vote on executive compensation; (iii) an advisory vote on the frequency of the advisory vote on executive compensation; and (iv) any other business properly presented at the Annual Meeting.

The Company’s Board of Directors (the “Board”) recommends that, at the Annual Meeting, you vote “FOR” the (7) proposed director nominees, “FOR” the approval, on an advisory basis, of the compensation of our Named Executive Officers as disclosed in this Proxy Statement pursuant to rules of the Securities and Exchange Commission, and “FOR” the selection, on an advisory basis, of the frequency of once every year for the advisory vote on executive compensation. All holders of record of common stock of XO Holdings as of April 20, 2011 will be entitled to vote at our Annual Meeting of Stockholders.

Your vote is very important. Whether or not you plan to attend the Annual Meeting, we urge you to vote your shares and submit your proxy card in the enclosed postage pre-paid envelope. If you attend the Annual Meeting, you will have the right to revoke the proxy and vote your shares in person. If you hold your shares through an account with a brokerage firm, bank or other nominee, please follow the instructions you receive from them to vote your shares.

Enclosed with this letter are a (i) Notice of Annual Meeting of Stockholders, (ii) Proxy Statement, (iii) proxy card and (iv) copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2010. If you have any questions concerning these documents, please feel free to contact our Investor Relations Department at (703) 547-2000 or ir@xo.com. The Proxy Statement is provided by the Board in connection with the furnishing of proxies for use at the Annual Meeting and at any adjournments or postponements of the Annual Meeting. The Proxy Statement provides you with detailed information about the nominees for Directors of the Company and the Company’s executive compensation. You may obtain additional information about the Company from documents filed with the Securities and Exchange Commission.

Sincerely,

Simone Wu
Senior Vice President, Secretary, General Counsel

The Proxy Statement is dated April 29, 2011, and is first being mailed to Stockholders of the Company on or about May 4, 2011.

XO HOLDINGS, INC.
13865 SUNRISE VALLEY DRIVE
HERNDON, VIRGINIA 20171

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on June 15, 2011

NOTICE IS HEREBY GIVEN that the Annual Meeting of the Stockholders of XO Holdings, Inc (the “Company” or “XO Holdings”), a Delaware corporation, will be held at the offices of Pillsbury Winthrop Shaw Pittman, 1540 Broadway, New York, NY 10036 on June 15, 2011 at 2:00 p.m. local time to consider and vote upon:

1.	The election of seven (7) Directors to hold office until the 2012 Annual Meeting of Stockholders of the Company and/or until their respective successors are duly elected and qualified.
2.	An advisory vote on executive compensation.
3.	An advisory vote on the frequency of the advisory vote on executive compensation.

Accompanying this Notice of Annual Meeting of Stockholders are a (i) Proxy Statement, (ii) proxy card and (iii) copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2010. Your attention is directed to the accompanying Proxy Statement for more complete information regarding the director nominees and the compensation of our Named Executive Officers. At the Annual Meeting, we will also transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof. You can obtain additional copies of this Proxy Statement and our Annual Report at http://www.xo.com/about/pages/investor.aspx.

Only Stockholders of record at the close of business (5:00 p.m., Eastern Daylight Time) on April 20, 2011 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting or at any adjournment or postponement thereof. Subject to applicable law, the holders of preferred stock vote together with the holders of the Company’s common stock on all matters submitted to a vote of the holders of common stock. At the close of business on the Record Date, the Company had 182,075,165 shares of common stock and 780,000 shares of preferred stock outstanding (which preferred stock represents 639,001,134 common stock votes), representing a total of 821,076,299 common stock votes on such date. Accordingly, holders of the outstanding capital stock of the Company representing 410,538,150 common stock votes, if present at the Annual Meeting in person or by proxy, will constitute a quorum for the purposes of transacting business at the Annual Meeting.

The Board of Directors extends a cordial invitation to all Stockholders of XO Holdings to be present at and participate in the Annual Meeting. Whether or not you plan to attend the Annual Meeting, we urge you to vote your shares and submit your proxy card in the enclosed postage pre-paid envelope. If you attend the meeting, you will have the right to revoke the proxy and vote your shares in person. If you hold your shares through an account with a brokerage firm, bank or other nominee, please follow the instructions you receive from them to vote your shares.

This Notice of Annual Meeting of Stockholders and the accompanying Proxy Statement, proxy card and Annual Report on Form 10-K are expected to be first mailed to Company Stockholders on or about May 4, 2011.

By order of the Board of Directors,

Simone Wu Senior Vice President, Secretary, General Counsel

Herndon, Virginia
April 29, 2011

TO VOTE AND SUBMIT YOUR PROXY BY MAIL, PLEASE COMPLETE, SIGN, AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED POSTAGE PRE-PAID ENVELOPE. IF YOU ATTEND THE MEETING, YOU MAY REVOKE THE PROXY AND VOTE IN PERSON. IF YOU HOLD YOUR SHARES THROUGH AN ACCOUNT WITH A BROKERAGE FIRM, BANK OR OTHER NOMINEE, PLEASE FOLLOW THE INSTRUCTIONS YOU RECEIVE FROM THEM TO VOTE YOUR SHARES.

Important Notice Regarding the Availability of Proxy Materials for
the Annual Meeting of Stockholders to be held on June 15, 2011:
The Proxy Statement and Annual Report to Stockholders are available at
http://www.xo.com/about/pages/investor.aspx

i

ii

REFERENCE TO ADDITIONAL INFORMATION

This proxy statement refers to important information about XO Holdings, Inc. (which we refer to as “we,” “us,” “the Company,” or “XO Holdings”) from documents that are not included in or delivered with this proxy statement. You can obtain documents related to the Company that are referred to in this proxy statement without charge, by requesting them in writing or by telephone from the Company.

XO Holdings, Inc.
13865 Sunrise Valley Drive
Herndon, Virginia 20171
Attention: General Counsel
(703) 547-2000

Please note that copies of the documents provided to you will not include exhibits, unless the exhibits are specifically incorporated by reference into the documents.

In order to receive timely delivery of requested documents in advance of the Annual Meeting, you should make your request no later than June 1, 2011.

For information on submitting your proxy, please refer to the instructions on the enclosed proxy card.

See “Where You Can Find More Information” beginning on page 37.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Q1:	What is the date, time and place of the Annual Meeting?
A1:	The Annual Meeting of Stockholders of XO Holdings will be held at the offices of Pillsbury Winthrop Shaw Pittman, 1540 Broadway, New York, NY 10036, on June 15, 2011, at 2:00 p.m. (local time).
Q2:	What am I being asked to vote on?
A2:	You are being asked to consider and vote upon: (i) the election of seven (7) Directors to hold office until the 2012 Annual Meeting of Stockholders of the Company and/or until their respective successors have been duly elected and qualified; (ii) an advisory vote on executive compensation; (iii) an advisory vote on the frequency of the advisory vote on executive compensation; and (iv) any other business properly presented at the Annual Meeting.
Q3:	How does the Company’s Board of Directors recommend that I vote?
A3:	Our Board of Directors recommends that you vote “FOR” each nominee for Director described in this proxy statement, “FOR” the approval, on an advisory basis, of the compensation of our Named Executive Officers as disclosed in this Proxy Statement pursuant to rules of the Securities and Exchange Commission (the “SEC”), and “FOR” the selection, on an advisory basis, of the frequency of once every year for the advisory vote on executive compensation.
Q4:	What vote of our Stockholders is required to approve the proposals?
A4:	Assuming that a quorum is present at the meeting, the seven (7) director nominees who receive the greatest number of affirmative votes cast in the election of Directors will be elected by the Stockholders of XO Holdings. Except as otherwise required by Delaware law, if a quorum is present, the approval, on advisory basis, of the compensation of our Named Executive Officers as disclosed in this Proxy Statement pursuant to rules of the SEC, the selection by our stockholders, on an advisory basis, of the preferred frequency of the advisory vote on executive compensation, and the approval of all other matters that properly come before the meeting requires that the votes cast in favor of such actions constitute at least a majority of the votes cast.
Q5:	What do I need to do now?
A5:	After carefully reading and considering the information contained in this proxy statement, please fill out and sign the proxy card, and then mail your signed proxy card in the enclosed prepaid envelope as soon as possible so that your shares may be represented and voted at the Annual Meeting. Your card will instruct the persons named on the card to vote your shares at the Annual Meeting as you direct on the card. If you sign and send in your proxy card and do not indicate how you want to vote, your proxy will be voted “FOR” each nominee for Director described in this proxy statement, “FOR” the approval, on an advisory basis, of the compensation of our Named Executive Officers as disclosed in this Proxy Statement pursuant to rules of the SEC, and “FOR” the selection, on an advisory basis, of the frequency of once every year for the advisory vote on executive compensation. You may also vote in person at the Annual Meeting.
Q6:	May I change my vote after I have mailed a signed proxy card?
A6:	You may change your vote before your proxy is voted at the Annual Meeting. You can do this in one of three ways. First, you can send a written notice stating that you want to revoke your proxy. Second, you can complete and submit a new proxy card. If you choose either of these two methods, such change has to be received by us prior to the vote. You must submit your notice of revocation or your new proxy card to:

Ms. Simone Wu, Secretary, XO Holdings, Inc., 13865 Sunrise Valley Drive Herndon, VA 20171

Third, you can attend the Annual Meeting and vote in person. Simply attending the meeting, however, will not revoke your proxy; you must vote at the meeting. If you have instructed a broker to vote your shares, you must follow directions received from your broker to change your vote.

Q7:	If my shares are held in “street name” by my broker, will my broker vote my shares for me?
A7:	Your broker will not have the discretion to vote your shares without your instructions for the proposals under consideration. You should instruct your broker to vote your shares, following the directions your broker provides. Failure to instruct your broker to vote your shares may result in a “broker non-vote.” Broker non-votes will cause your shares to be excluded from consideration in the vote taken for the proposals.
Q8:	Who can help answer my questions?
A8:	If you (i) have any questions about the proposals contained in this proxy statement, (ii) need directions to be able to attend the Annual Meeting and vote in person or (iii) need additional copies of our Annual Report, this proxy statement or the enclosed proxy card, you should contact:

Investor Relations Department
XO Holdings, Inc.
13865 Sunrise Valley Drive
Herndon, VA 20171
Tel: (703) 547-2000
E-mail: ir@xo.com
http://www.xo.com/about/pages/investor.aspx.

THE ANNUAL MEETING

General — Date — Time and Place

This proxy statement is being provided by, and the enclosed proxy is solicited by and on behalf of, our Board of Directors for use at the Annual Meeting of XO Holdings’ Stockholders (including any adjournment or postponement that may take place).

The Annual Meeting is scheduled to be held at the offices of Pillsbury Winthrop Shaw Pittman, 1540 Broadway, New York, NY 10036, on June 15, 2011, at 2:00 p.m. (local time).

Purpose of the Annual Meeting

The purpose of the Annual Meeting is:

•	to consider and vote upon the election of seven (7) Directors to hold office until the 2012 Annual Meeting of Stockholders of the Company and/or until their respective successors have been duly elected and qualified;
•	to consider and vote, on an advisory basis, upon the approval of the compensation of our Named Executive Officers as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC;
•	to consider and vote, on an advisory basis, upon the preferred frequency of the advisory vote on executive compensation; and
•	to transact any other business that is properly brought before the Annual Meeting.

Record Date — Voting Power

Only holders of shares of our common stock or preferred stock as of the close of business (5:00 p.m., Eastern Daylight Time) on April 20, 2011, the record date set by our Board of Directors for determining the Company’s Stockholders who are entitled to vote at the Annual Meeting, will be entitled to receive notice of and to vote at the Annual Meeting and any adjournments or postponements thereof. We refer to this date as the “Record Date” throughout this proxy statement. Each holder of our common stock as of the Record Date will be entitled to one vote in respect of each such share of our common stock. In addition, holders of our 780,000 shares of preferred stock outstanding as of the Record Date will be entitled to 639,001,134 common stock votes in the aggregate.

Required Vote — Quorum — Voting of Proxies

To constitute a quorum for the transaction of business at the Annual Meeting, the presence, in person or by proxy, of the holders of a majority of the voting power represented by the outstanding shares of our common stock (on an as converted basis) as of the Record Date is required. Subject to applicable law, the holders of the Company’s preferred stock (on an as converted basis) vote together with the holders of our common stock on all matters submitted to a vote of the holders of common stock.

On the Record Date, the Company had 182,075,165 shares of common stock and 780,000 shares of preferred stock outstanding, which together represented 821,076,299 common stock votes on such date. Accordingly, holders of the outstanding capital stock of the Company representing 410,538,150 common stock votes, if present at the Annual Meeting in person or by proxy, will constitute a quorum for the purposes of transacting business at the Annual Meeting. Abstentions and “broker non-votes” (shares held by a broker or nominee that does not have the authority, either express or discretionary, to vote on a particular matter) are counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting. If a quorum is not present at the Annual Meeting we expect to adjourn or postpone the meeting to solicit additional proxies.

At the Annual Meeting, each holder of our common stock as of the Record Date will be entitled to one vote in respect of each such share of common stock. In addition, holders of our 780,000 shares of preferred stock outstanding as of the Record Date will be entitled to 639,001,134 common stock votes. Abstentions and broker non-votes will not be counted either in favor of or against the election of nominees for Director or other proposals.

Under Delaware law and our Bylaws, if a quorum is present, the seven (7) director nominees who receive the greatest number of affirmative votes cast in the election of Directors will be elected by the Stockholders of XO Holdings. Except as otherwise required by Delaware law, if a quorum is present, the approval, on advisory basis, of the compensation of our Named Executive Officers as disclosed in this Proxy Statement pursuant to rules of the SEC, the selection by our stockholders, on an advisory basis, of the preferred frequency of the advisory vote on executive compensation, and the approval of all other matters that properly come before the meeting requires that the votes cast in favor of such actions constitute at least a majority of the votes cast.

Each share of our capital stock represented by a properly executed proxy that is received by us in time to be voted at the Annual Meeting and not revoked will be voted in accordance with the instructions indicated on such proxy and, if no instructions are indicated, will be voted “FOR” the election of the seven (7) director nominees described in this proxy statement, “FOR” the approval, on an advisory basis, of the compensation of our Named Executive Officers as disclosed in this Proxy Statement pursuant to rules of the SEC, and “FOR” the selection, on an advisory basis, of the frequency of once every year for the advisory vote on executive compensation. Proxies and ballots returned by mail will be received and tabulated by American Stock Transfer & Trust Company, our transfer agent, and votes cast at the Annual Meeting will be tabulated by American Stock Transfer & Trust Company, as the inspector of elections for the Annual Meeting.

Brokers holding shares of our capital stock as nominees do not have discretionary authority to vote such shares in the absence of instructions from the beneficial owners thereof. Accordingly, the failure to provide voting instructions to your broker will cause your shares to be excluded from consideration of any vote taken with respect to the nominees for Director, the advisory vote on executive compensation and the advisory vote on the frequency of the advisory vote on executive compensation.

As of the Record Date, entities controlled by Mr. Carl C. Icahn, the Chairman of our Board of Directors, owned shares of our common stock and preferred stock representing greater than 50% of the combined voting power of our common stock and preferred stock. As a result, Mr. Icahn owns sufficient shares of our common stock and preferred stock to assure the presence of a quorum for the conduct of the Annual Meeting and to approve the proposals in connection with which this proxy and the related materials are being delivered.

Voting by the Company’s Directors and Executive Officers

At the close of business on the Record Date, our Directors and Executive Officers and their respective affiliates owned, in the aggregate, shares of common stock and preferred stock representing greater than 50% of the combined voting power of our common stock and preferred stock. Our Directors and Executive Officers have indicated that they intend to vote the shares of common stock and preferred stock that they own “FOR” the election of the seven (7) director nominees described in this proxy statement, “FOR” the approval, on an advisory basis, of the compensation of our Named Executive Officers as disclosed in this Proxy Statement pursuant to rules of the SEC, and for a frequency of once every year for the advisory vote on executive compensation.

How to Vote

A stockholder may vote in person at the Annual Meeting or by proxy without attending the Annual Meeting. To vote by proxy, a stockholder must complete the enclosed proxy card, sign and date it and return it in the enclosed postage prepaid envelope.

The Board of Directors requests that Stockholders sign and return the proxy card in the accompanying envelope. No postage is required if mailed within the United States. If you have questions or requests for assistance in completing and submitting proxy cards, please contact:

Investor Relations Department
XO Holdings, Inc.
13865 Sunrise Valley Drive
Herndon, VA 20171
Tel: (703) 547-2000
E-mail: ir@xo.com

Revocation of Proxy

All properly executed proxies that are not revoked will be voted at the Annual Meeting as instructed on those proxies. Proxies containing no instructions will be voted “FOR” the election of the seven (7) director nominees, “FOR” the approval, on an advisory basis, of the compensation of our Named Executive Officers as disclosed in this Proxy Statement pursuant to rules of the SEC, and “FOR” the selection, on an advisory basis, of the frequency of once every year for the advisory vote on executive compensation. A Stockholder who executes and returns a proxy may revoke it at any time before it is voted, as long as the revocation is received by us prior to the vote. A proxy may be revoked by:

•	giving written notice of revocation;
•	executing and returning a new proxy bearing a later date; or
•	attending the Annual Meeting and voting in person.

Revocation of a proxy by written notice or execution of a new proxy bearing a later date should be submitted to Ms. Simone Wu, Secretary, XO Holdings, Inc., 13865 Sunrise Valley Drive, Herndon, Virginia 20171. If you appear in person at the Annual Meeting, you must vote in order to revoke your proxy.

Adjournments

The Annual Meeting may be adjourned for the purpose of soliciting additional proxies in favor of the election of the nominees for Director described in this proxy statement. Any adjournment of the Annual Meeting may be made without notice, other than by an announcement made at the Annual Meeting, by approval of the holders of a majority of our common stock (on an as converted basis) present in person or by proxy at the Annual Meeting, whether or not a quorum exists. Any adjournment or postponement of the Annual Meeting for the purpose of soliciting additional proxies will allow our Stockholders who have already sent in their proxies to revoke them at any time prior to their use.

Expenses of Solicitation

We will bear the costs of soliciting proxies from our Stockholders and the costs of filing, printing and mailing this proxy statement, the Notice of Annual Meeting of Stockholders, the proxy card, the Annual Report on Form 10-K and the return envelope, as well as the cost of handling and tabulating the number of proxies received. In addition to soliciting proxies by mail, Directors, Officers and our employees, without receiving additional compensation therefore, may solicit proxies by telephone, by facsimile or in person. Arrangements may also be made with brokerage firms and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of shares held of record by such persons, and we may reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith.

Miscellaneous

It is not expected that any matter not referred to herein will be presented for action at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons named in the proxies will have discretion to vote on such matters in accordance with their best judgment. The grant of a proxy will also confer discretionary authority on the persons named in the proxy as proxy appointees to vote in accordance with their best judgment on matters incident to the conduct of the Annual Meeting, including (except as stated in the following sentence) postponement or adjournment for the purpose of soliciting votes. However, shares represented by proxies that have been voted “AGAINST” the election of the nominees for Director described in this proxy statement will not be used to vote “FOR” postponement or adjournment of the Annual Meeting to allow additional time to solicit additional votes “FOR” the election of such nominees.

PROPOSAL 1: ELECTION OF DIRECTORS

Our Bylaws provide that the number of members of our Board of Directors may be fixed by resolution of our Board of Directors. Our Board of Directors has determined that it shall continue to be comprised of eight (8) members until the Board of Directors determines to expand or reduce its membership. Our Board of Directors has currently nominated seven (7) individuals to serve until our 2012 Annual Meeting of Stockholders and/or until their respective successors have been duly elected and qualified. The nominated individuals are Messrs. Carl C. Icahn, Vincent J. Intrieri, Daniel Ninivaggi, Robert Knauss, Fredrik Gradin, David S. Schechter and Harold First.

On April 8, 2011, Carl J. Grivner resigned as Chief Executive Officer, President, and Director of the Company. The Board of Directors is conducting an executive search to identify a new Chief Executive Officer. The Board of Directors has established an executive committee to oversee the Company’s operations until a permanent Chief Executive Officer is selected. The executive committee is comprised of Daniel J. Wagner, who will continue to lead XO’s Business Services unit, Ernest Ortega, who will continue to lead its Carrier Services unit, and Laura W. Thomas, the Company’s Chief Financial Officer, who will oversee all corporate functions and other business units. The Board of Directors has nominated seven (7) members of the Board of Directors for election at the Annual Meeting and when a new Chief Executive Officer is selected, the Board of Directors anticipates electing that individual to the Board of Directors.

The shares of our common stock and preferred stock (on an as converted basis) represented by properly executed proxies will be voted in accordance with the instructions contained in the proxy or, if no instructions are given, “FOR” each of the nominees. Proxies cannot be voted for a greater number of persons than the number of nominees named in this proxy statement. All nominees have consented to be named and to serve, if elected. If any nominee is unable to serve (which we do not believe to be the case), the individuals named in the proxy intend to vote for the balance of those named and for a substitute nominee, if management recommends a vote for the substitute nominee.

Below is a table that sets forth the names, ages, and position with XO Holdings of each of the nominees. In addition, below the table is additional biographical information with respect to each of the nominees, including information with respect to each nominee’s unique qualifications to serve on our Board of Directors. There are no family relationships among any of the nominees or Executive Officers of XO Holdings, and none of the Directors or nominees is a member or partner of any investment bank or law firm that provided services to XO Holdings since its formation on October 25, 2005 or its predecessor, XO Communications, Inc., since January 1, 2004. None of the Directors, Executive Officers, director nominees, any of their family members, entities in which they are Executive Officers, partners or ten percent (10%) beneficial owners, or trusts or estates in which they have beneficial interests, were indebted to the Company this past fiscal year.

Name	Age	Position
Carl C. Icahn(1)	75	Chairman of the Board of Directors
Vincent J. Intrieri(3)	54	Director
David S. Schechter(3)	35	Director
Daniel Ninivaggi(3)	46	Director
Robert Knauss(1)(2)(4)	80	Director
Fredrik Gradin(2)(4)	49	Director
Harold First(2)	74	Director

(1)	Member of the Executive Committee
(2)	Member of the Audit Committee
(3)	Member of the Compensation Committee
(4)	Member of the Special Committee

Carl C. Icahn.  Upon consummation of our restructuring in February 2006, Mr. Icahn became the Chairman of the Board and a Director of XO Holdings. From January 2003 until February 2006, Mr. Icahn served as Chairman of the Board and a Director of XO Communications, Inc. Mr. Icahn has served as Chairman of the Board and a Director of Starfire Holding Corporation (“Starfire”), a privately-held holding company, and Chairman of the Board and a Director of various subsidiaries of Starfire, since 1984. Since August 2007, through his position as Chief Executive Officer of Icahn Capital LP, a wholly-owned subsidiary of Icahn Enterprises L.P. (“Icahn Enterprises”), and certain related entities, Mr. Icahn’s principal occupation is managing private investment funds, including Icahn Partners LP, Icahn Partners Master Fund LP, Icahn Partners Master Fund II LP, and Icahn Partners Master Fund III LP. From November 2004 to August 2007, Mr. Icahn conducted this occupation through his entities CCI Onshore Corp. and CCI Offshore Corp. Since November 1990, Mr. Icahn has been Chairman of the Board of Icahn Enterprises G.P. Inc., the general partner of Icahn Enterprises. Icahn Enterprises is a diversified holding company engaged in the following continuing operating businesses: investment management, automotive, gaming, railcar, food packaging, metals, real estate and home fashion. Mr. Icahn was Chairman of the Board and President of Icahn & Co., Inc., a registered broker-dealer and a member of the National Association of Securities Dealers, from 1968 to 2005. Mr. Icahn has served as Chairman of the Board and as a Director of American Railcar Industries, Inc., a company that is primarily engaged in the business of manufacturing covered hopper and tank railcars, since 1994. From October 1998 through May 2004, Mr. Icahn was the President and a Director of Stratosphere Corporation, the owner and operator of the Stratosphere Hotel and Casino in Las Vegas, which, until February 2008, was a subsidiary of Icahn Enterprises. From September 2000 to February 2007, Mr. Icahn served as the Chairman of the Board of GB Holdings, Inc., which owned an interest in Atlantic Coast Holdings, Inc., the owner and operator of The Sands casino in Atlantic City until November 2006. In March 2010, Mr. Icahn was appointed Chairman of the Board of Tropicana Entertainment Inc., which owns and operates a diversified, multi-jurisdictional collection of casino gaming properties. From September 2006 to November 2008, Mr. Icahn was a Director of ImClone Systems Incorporated (“ImClone”), a biopharmaceutical company, and from October 2006 to November 2008, he was the Chairman of the Board of ImClone. From July 1993 to July 2010, Mr. Icahn served as a Director of Cadus Corporation, a company engaged in the ownership and licensing of yeast-based drug discovery technologies. From May 2005 to January 2010, Mr. Icahn was a Director of Blockbuster Inc., a provider of in-home movie rental and game entertainment. In October 2005, Mr. Icahn became a Director of WestPoint International, Inc., a manufacturer of bed and bath home fashion products. From August 2007 to September 2009, Mr. Icahn was a Director of WCI Communities, Inc. (“WCI”), a homebuilding company, and, from September 2007 to September 2009, was Chairman of the Board of WCI. In December 2007, Mr. Icahn became a Director of Federal-Mogul Corporation (“Federal-Mogul”), a supplier of automotive products, and since January 2008, has been the Chairman of the Board of Federal-Mogul. Mr. Icahn was a Director of Motricity, Inc., a company that provides mobile content services and solutions, from April 2008 to January 2010. From August 2008 to October 2009, Mr. Icahn was a Director of Yahoo! Inc., a company that provides Internet services to users, advertisers, publishers and developers worldwide. Mr. Icahn received his B.A. from Princeton University.

Mr. Icahn brings to his role as the Chairman of the Board his significant business experience and leadership role as director in various companies as discussed above. In addition, Mr. Icahn is uniquely qualified based on his historical background for creating value in companies across multiple industries. Mr. Icahn has proven to be a successful investor over the past 40 years. He has been Chairman of the Company for the past 8 years and has a broad understanding of our business.

Vincent J. Intrieri.  Mr. Intrieri has served as a Director of XO Holdings since the consummation of restructuring in February 2006. Prior to that, he had served as a Director of XO Communications, Inc. since January 2003. Since July 2006, Mr. Intrieri has been a Director of Icahn Enterprises G.P. Inc., the general partner of Icahn Enterprises L.P., a diversified holding company engaged in the following continuing operating businesses: investment management, automotive, gaming, railcar, food packaging, metals, real estate and home fashion. Since November 2004, Mr. Intrieri has been a Senior Managing Director of Icahn Capital LP, the entity through which Carl C. Icahn manages private investment funds. Since January 1, 2005, Mr. Intrieri has been Senior Managing Director of Icahn Associates Corp. and High River Limited Partnership, entities primarily engaged in the business of holding and investing in securities. From April 2005 through September 2008, Mr. Intrieri has been the President and Chief Executive Officer of Philip Services Corporation, a metal recycling and industrial services company. Since December 2007, Mr. Intrieri has been the Chairman of the Board and a Director of PSC Metals, Inc., a metals recycling company. Since August 2005, Mr. Intrieri has served as a Director of American Railcar Industries, Inc. (“ARI”), a company that is primarily engaged in the business of manufacturing covered hopper and tank railcars. From March 2005 to December 2005, Mr. Intrieri was a Senior Vice President, the Treasurer and the Secretary of ARI. Since April 2003, Mr. Intrieri has been Chairman of the Board of Directors and a Director of Viskase Companies, Inc., a producer of cellulosic and plastic casings used in preparing and packaging processed meat products. From November 2006 to November 2008, Mr. Intrieri also served on the Board of Directors of Lear Corporation, a supplier of automotive interior systems and components. From August 2008 to September 2009, Mr. Intrieri was a Director of WCI Communities, Inc., a homebuilding company. Mr. Intrieri also serves on the Boards of Directors of the following companies: Motorola Solutions, Inc, a provider of communications products and services, National Energy Group, Inc., a company engaged in the business of managing the exploration, production and operations of natural gas and oil properties; WestPoint International, Inc., a manufacturer of bed and bath home fashion products; and Federal-Mogul Corporation, a supplier of automotive products. With respect to each company mentioned above, Carl C. Icahn, directly or indirectly, either (i) controls such company or (ii) has an interest in such company through the ownership of securities. Mr. Intrieri is a certified public accountant. Mr. Intrieri received a BS in Accounting from The Pennsylvania State University.

Mr. Intrieri has significant business experience and leadership roles in various companies, as discussed above. In particular, his service to Icahn Capital LP, WestPoint, PSC Metals, Viskase and Federal-Mogul enables him to understand the complex business and financial issues that we may face. Mr. Intrieri has been a Director of the Company, or its predecessor, for the past 8 years. His knowledge of our business and extensive Board experience are important aspects of his service on our Board.

David S. Schechter.  Mr. Schechter has been a Director of XO Holdings since March, 2009. Mr. Schechter currently is responsible for co-executing a small/mid cap investment strategy across all industries as a Portfolio Manager of the Sargon Portfolio for Icahn Capital LP, the entity through which Carl C. Icahn manages investment funds. Prior to April 2010, Mr. Schechter served as a Managing Director for Icahn Capital LP and in a variety of investment advisory roles for Mr. Icahn since 2004, providing investment and strategic advice across multiple industries, asset classes, and geographies. Mr. Schechter serves on the board of directors of The Hain Celestial Group, Inc, a natural and organic food and personal care products company, Federal-Mogul Corp, an automotive parts supplier, and WestPoint International, Inc., a manufacturer of bed and bath home fashion products. From August 2007 to August 2008, Mr. Schechter served as a Director of WCI Communities, Inc., a homebuilding company. With respect to each company mentioned above, Carl C. Icahn, directly or indirectly, either (i) controls such company or (ii) has an interest in such company through the ownership of securities. Prior to joining Mr. Icahn in January 2004, Mr. Schechter served as Vice President of global special situations at Citigroup, a unit responsible for making proprietary investments in distressed situations. Mr. Schechter received a B.S. in Economics, cum laude, from the Wharton School at the University of Pennsylvania in May 1997.

Mr. Schechter has significant finance and investment experience, and brings that experience and his perspectives on management and finance to the Board. He has served on a number of public and private boards and his experiences have resulted in a broad understanding of the operational, financial and strategic issues facing public and private companies.

Daniel A. Ninivaggi.  Daniel A. Ninivaggi has been a Director of XO Holdings since December 2010. Mr. Ninivaggi has served as President of Icahn Enterprises L.P. and its general partner Icahn Enterprises G.P. since April 2010 and as the Principal Executive Officer, or Chief Executive, of Icahn Enterprises G.P. Inc. and Icahn Enterprises L.P. since August 2010. Icahn Enterprises L.P. is a diversified holding company engaged in the following continuing operating businesses: investment management, automotive, gaming, racing, food packaging, metals, real estate and home fashion. Since January 2011, he has served as Interim President and Interim Chief Executive Officer and a director of Tropicana Entertainment Inc. Mr. Ninivaggi also serves as a director or CIT Group Inc., Motorola Mobility Holdings, Inc. and Federal Mogul Corporation. With respect to each company mentioned above, except CIT, Mr. Icahn, directly or indirectly, either (i) controls such company or (ii) has an interest in such company through the ownership of securities. From July 2009 to March 2010, Mr. Ninivaggi served as Of Counsel to the international law firm of Winston & Strawn LLP. From 2003 until July 2009, Mr. Ninivaggi served in a variety of executive positions at Lear Corporation, a global supplier of automotive seating systems and electrical power management systems and components, including as General Counsel from 2003 through 2007, as Senior Vice President from 2004 until 2006, and most recently as Executive Vice President and Chief Administrative Officer from 2006 to July 2009. Mr. Ninivaggi received a

B.A. in History from Columbia University in 1986, a Masters of BusinessAdministration from the University of Chicago in 1988 and a J.D. from Stanford Law School in 1991.

Mr. Ninivaggi has significant finance, investment and legal experience, and brings that experience and his perspectives on management, finance and law to the Board. He has served on a number of public and private boards and his experiences have resulted in a broad understanding of the operational, financial, legal and strategic issues facing public and private companies.

Robert Knauss.  Mr. Knauss has been a member of XO Holdings’ Board of Directors since the consummation of our restructuring in February 2006 and from August 2004 until such time served as a Director of XO Communications, Inc. Mr. Knauss currently serves as an independent Director and the Non-Executive Chairman of the Board of the NYSE-listed investment fund Equus II, Inc., as an independent Director and Chairman of the Audit Committee of the NYSE-listed The Mexico Fund, Inc. and as an independent Director of WestPoint International Inc. He previously served as Chairman of Philip Services Corporation from 1998 to 2000 and from 2002 to 2003 and as a Director of Seitel Inc. from June 2002 to July 2004. Mr. Knauss also previously served as the Dean and Distinguished Professor of the University of Houston Law Center and as Dean of Vanderbilt University Law School. Mr. Knauss holds a J.D. from University of Michigan and a B.A. from Harvard College.

Mr. Knauss brings a strong business background to the Company. He also brings a unique perspective to the Board from his tenure in the academic world. He has substantial experience in overseeing the management of diverse organizations, having served as a board member on other public company boards. As a result of this service, he has a broad understanding of the operational, financial and strategic issues facing public companies. Mr. Knauss brings significant financial and operational management, as well as financial reporting, experience to the Board.

Fredrik Gradin.  Mr. Gradin has been a member of XO Holdings’ Board of Directors since the consummation of our restructuring in February 2006. From August 2004 until restructuring was completed, he served as a Director of XO Communications, Inc. Mr. Gradin has been President and Chief Executive Officer of Explorer Group Inc., an investment management company, since its inception in 1998. Prior to founding Explorer Group Inc., Mr. Gradin served as President of Spectron Energy, Inc., a leading energy brokerage company. Mr. Gradin holds a B.A. from Rice University.

Mr. Gradin brings a strong business background to the Company. Mr. Gradin has served on the boards of numerous public and private companies, which has given him a broad understanding of the operational, financial and strategic issues facing public companies. Mr. Gradin brings significant financial and operational management, as well as financial reporting, experience to the Board.

Harold First.  Mr. First was elected by the Board of Directors of XO Holdings on April 29, 2010. Mr. First has been an independent financial consultant since January 1993. Mr. First has served on the Board of Directors of American Railcar Industries, Inc., a company that is primarily engaged in the business of manufacturing covered hopper and tank railcars, since January 2007. Mr. First is currently a Director of WestPoint International, Inc., a manufacturer of bed and bath home fashion products. Since November 2007, Mr. First has been a Director of Lexington Realty Trust, a New York Stock Exchange (NYSE) traded real estate investment trust that merged with Newkirk Realty Trust, Inc. (Newkirk), another NYSE traded real estate investment trust on December 31, 2006. From April 2001 to March 2006, Mr. First served on the Board of Directors of GB Holdings, Inc. which owned an interest in Atlantic Coast Holdings, Inc., the owner and operator of The Sands Hotel and Casino in Atlantic City, New Jersey, until November 2006. From January 2006 through December 2006, Mr. First was a Director of Newkirk. Mr. First was a Director of PANACO Inc., an oil and gas drilling firm, from September 1997 to December 2003. Mr. First is a Certified Public Accountant and holds a B.S. from Brooklyn College.

Mr. First brings to the Company his significant business experience as well as his experience as a Director in various companies, as discussed above. In particular, Mr. First’s deep financial and accounting experience provides insight to our Audit Committee.

Until his resignation on April 8, 2011, Carl J. Grivner had served as Chief Executive Officer and President of XO Holdings and XO Communications, LLC and a Director of XO Holdings since their respective formations on October 25, 2005. Mr. Grivner also served as a member of the Managing Board of XO Communications, LLC since our restructuring. From May 2003 until the consummation of our restructuring, he served as Chief Executive Officer, President and a Director of XO Communications, Inc. From May 1, 2003 to May 15, 2003, he served as a member of the Office of the Chairman of the Board of XO Communications, Inc. From February 2002 to April 2003, Mr. Grivner was Chief Operating Officer of Global Crossing, Ltd. From June 2000 to February 2002, he was Executive Vice President, Operations of Global Crossing. On January 28, 2002, Global Crossing and certain of its subsidiaries filed a voluntary petition under Chapter 11 of the U.S. Bankruptcy Code. From July 1999 to April 2000, Mr. Grivner was Chief Executive Officer of Worldport Communications, Inc. From July 1998 to July 1999, he was Chief Executive Officer, Western Hemisphere of Cable & Wireless plc. Mr. Grivner received a B.A. from Lycoming College and served in the United States Marine Corps from 1975 to 1978. Mr. Grivner has substantial industry and management experience, having served as Chief Executive Officer of the Company, or its predecessor, since 2003. He has experience in managing diversified global companies and has a broad understanding of the challenges facing public companies. During his tenure with the Company, Mr. Grivner provided strategic insight, experience and in-depth knowledge of the telecommunications industry to the Board.

OUR BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” EACH OF THE SEVEN (7) NOMINEES TO THE BOARD.

BOARD OF DIRECTORS AND COMMITTEES

During the year ended December 31, 2010, our Board of Directors met eight (8) times. The Executive, Compensation and Audit Committees are the three standing committees of our Board of Directors. Each committee meets as needed to review projects and matters assigned to it by the full Board of Directors. All Directors attended seventy-five percent or more of the aggregate number of meetings of the Board of Directors and applicable committee meetings during the year ended December 31, 2010. Stockholders may communicate with our Board of Directors and/or the Audit Committee by sending a letter to our Corporate Secretary at our headquarters address, 13865 Sunrise Valley Drive, Herndon, Virginia 20171. Three (3) of the members of our Board of Directors attended our 2010 Annual Meeting of Stockholders.

Executive Committee.  The Executive Committee of our Board of Directors for fiscal year 2010 consisted of Messrs. Carl Icahn and Robert Knauss. The principal function of the Executive Committee is to execute all the authority and power of the full Board in the management and operation of the Company and to act on behalf of the Board between regular meetings of the Board, except where action is authorized or required to be taken only by the full Board. The Executive Committee did not meet during fiscal year 2010.

Audit Committee.  The Audit Committee of our Board of Directors for fiscal year 2010 consisted of Messrs. Robert Knauss, Fredrik Gradin, Adam Dell, until March 27, 2010 when Mr. Dell resigned from the Board. Harold First was elected to the Board and appointed to the Audit Committee on April 29, 2010. The Audit Committee of our Board of Directors from April 29, 2010 through the end of fiscal year 2010 consisted of Messrs. Robert Knauss, Fredrik Gradin and Harold First. Mr. Knauss serves as the financial expert of the Audit Committee. The Audit Committee operates under a written charter adopted by our Board of Directors. The Audit Committee charter is available on the Investor Relations section of our website at www.xo.com/about/pages/investor.aspx. The function of the Audit Committee is to, among other things, review our financial statements, meet, together and separately, with management and our independent accountants to discuss our financial statements and general accounting policies, and review any other reports issued by the independent accountants and our responses thereto. The Audit Committee met four (4) times during fiscal year 2010.

Relationship with Independent Registered Public Accountants.  Our auditor for fiscal year 2010 was Grant Thornton LLP. Representatives of Grant Thornton LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they so desire, and are expected to be available to respond to appropriate questions.

The following table displays the aggregate fees for professional audit services for the audit of the Company’s financial statements for the years ended December 31, 2010 and 2009 and fees billed for other services during those periods by Grant Thornton LLP.

	2010	2009
Audit fees(1)	$763,855	$951,000
Audit-related fees(2)	$—	$—
Tax fees(3)	$6,690	$2,000
All other fees	$—	$—
TOTAL	$770,545	$953,000

(1)	Audit fees relate to services that consisted of the audit of the financial statements, as well as work generally only the independent auditors can reasonably be expected to provide, such as review of documents filed with the SEC.
(2)	Audit-related fees relate to services that consisted of consultation with respect to the application of accounting policies and the annual audit of an employee benefit plan.
(3)	Tax fees relate to services that consisted of assistance with matters related to tax compliance and consulting. Tax services were approved by the Board of Directors prior to Grant Thornton LLP providing the services.

Approval of Independent Auditor Provision of Audit and Non-Audit Services.  Consistent with the SEC’s requirements regarding auditor independence, the Audit Committee has adopted a policy to pre-approve all audit and permissible non-audit services provided by the independent auditor. Under the policy, the Audit Committee must pre-approve services prior to commencement of the specified service. The requests for pre-approval are submitted to the Audit Committee by the Chief Financial Officer or her designee with a statement as to whether in their view the request is consistent with the Commission’s rules on auditor independence. Consistent with the Audit Committee’s pre-approval policies, all audit-related services, tax services and other services, including 100% of the fees relating thereto, were pre-approved by the Audit Committee.

As required under applicable federal securities laws, our independent accountants for the current fiscal year are appointed by our Audit Committee.

Compensation Committee.  The Compensation Committee of our Board of Directors for fiscal year 2010 consisted of Messrs. Vincent Intrieri, David Schechter and Daniel Ninivaggi. Keith Meister served on the Compensation Committee from the beginning of the 2010 fiscal year until his resignation on August 4, 2010. Daniel Ninivaggi was appointed to the Compensation Committee on August 10, 2010. The Compensation Committee operates under resolutions of the Board of Directors, granting authority to the Compensation Committee. The resolutions are available on the Investor Relations section of our website at www.xo.com/about/pages/investor.aspx. The purpose of the Compensation Committee is to review and approve the compensation policies and arrangements of the Company and its subsidiaries, as well as to administer our stock option plan. The Compensation Committee reviews and makes recommendations to our Board of Directors on remuneration of certain Executive Officers of the Company, including the Executive Officers named in the Summary Compensation Table set forth in this proxy statement (such named executives being referred to in this proxy statement as the “Named Executive Officers”). The Compensation Committee met one (1) time during fiscal year 2010. All other business during the course of the year was conducted by written consent of the Committee.

Compensation Committee Interlocks and Insider Participation.  None of the members of the Compensation Committee is an employee of any entity for which an Executive Officer of the Company serves on the Board of Directors. None of the members of the Compensation Committee is or was at any time in the past an Officer of the Company. No member of the Compensation Committee has any relationship required to be disclosed under Item 404 of Regulation S-K.

Special Committee.  In January 2011, the Company formed a Special Committee of the Board of Directors to consider, review, and evaluate an offer from ACF Industries Holding Corp. to acquire, either directly or through an affiliate, ownership of 100% of XO Holdings in a transaction, the exact form of which would be determined jointly. Messrs. Knauss and Gradin serve as the members of the Special Committee. Mr. First served as a member of the Special Committee until March 5, 2011.

Director Nominations.  We do not maintain a standing nominating committee, and consequently, have not adopted a charter for the nominating committee, nor do we maintain a formal policy with respect to the review of potential nominees to our Board of Directors. Our Board of Directors has determined that, given the small size of our Board of Directors and the importance of the Director nomination process, the entire Board of Directors should participate in the evaluation of potential Board members.

Our Board of Directors will consider all stockholder recommendations for candidates for our Board of Directors to be voted upon at the 2012 annual Stockholders’ meeting. Stockholder recommendations should be sent to the Board of Directors, c/o Simone Wu, Secretary, XO Holdings, Inc., 13865 Sunrise Valley Drive, Herndon, Virginia 20171 no later than March 19, 2012 in accordance with our Bylaws. Stockholder recommendations should contain the information to be included as set forth in our Bylaws. We believe that our Directors should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of our shareholders. We endeavor to have a Board of Directors representing diverse experience and in areas that are relevant to the Company’s activities. The Board’s efforts to establish this diversity is assessed annually as part of the Board’s annual assessment.

For the 2010 fiscal year and through the date of this proxy statement, Mr. Icahn, who has been the Chairman of our Board of Directors during such period, indirectly beneficially held, and presently holds, common stock and preferred stock representing greater than 50% of the combined voting power of our common stock and preferred stock (which preferred stock votes together with the holders of common stock as a single class). As a result, Mr. Icahn can control the election of all of the members of our Board of Directors.

The Board of Directors has determined that Messrs. Knauss, Gradin and First are “Independent Directors” as defined in NASDAQ Rule 5605(a)(2). From the beginning of fiscal year 2010 until his resignation on March 27, 2010, Mr. Dell served as and “Independent Director” as defined in NASDAQ Rule 5605(a)(2). Mr. First was elected to the Board on April 29, 2010. Each of Messrs. Schechter, Intrieri and Ninivaggi is employed by or otherwise affiliated with entities controlled by Mr. Icahn, and Mr. Grivner was the President and Chief Executive Officer of XO Communications, Inc. until our restructuring and served as the President and Chief Executive Officer of each of XO Holdings and XO Communications, LLC, respectively, until his resignation on April 8, 2011.

Board Leadership

We currently have a separate Chief Executive Officer function and Chairman of the Board, with Mr. Icahn serving as Chairman and an executive committee comprised of Mr. Wagner, Mr. Ortega and Ms. Thomas serving to oversee the company’s operations until a Chief Executive Officer is selected. We believe that Mr. Icahn’s status as Chairman provides for a meaningful division of leadership between the executive committee, and, when selected, a Chief Executive Officer and the Board.

The executive committee, and, when selected, a Chief Executive Officer is responsible for setting the management direction for the Company and the day-to-day leadership and performance of the Company. One of the key responsibilities of the Board is to develop strategic direction. The Chairman leads this effort, as well as setting the agenda and presiding over all meetings of the Board, including executive sessions. We believe this has been an effective model for the Company.

Oversight of Risk Management

Our Board of Directors, primarily through the Audit and Compensation Committees, oversees our risk management practices. Our Directors are entitled to rely on management and the advice of our outside advisors and auditors, but must at all times have a reasonable basis for such reliance. Our Directors rely on the Chief Executive Officer and Chief Financial Officer to supervise the day-to-day risk management. Our Chief Executive Officer (and, until a Chief Executive Officer is selected, our executive committee) and Chief Financial Officer, together with management representatives of the relevant functional areas (for example, internal audit, operations, legal, regulatory, human resources, etc.), review and assess the operations of our business as well as any material risks affecting our operations. These risks include strategic, financial, competitive, operational and compliance risks. Our Chief Executive Officer (and, until a Chief Executive Officer is selected, our executive committee) and Chief Financial Officer each provide reports concerning these risks directly to the Board of Directors or its committees, as appropriate. The role of the Board of Directors in risk oversight has not had any effect on the leadership structure of the Board of Directors.

Report of the Audit Committee

The following report is provided by the Audit Committee whose written charter has been adopted by our Board of Directors. The Audit Committee has been established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934. The Audit Committee oversees and monitors our financial reporting process on behalf of our Board of Directors. The Audit Committee, which consisted entirely of three Independent Directors, met four (4) times in fiscal year 2010. Messrs. Knauss, Dell, then Mr. First, and Gradin each met the independence criteria prescribed by applicable law and the rules of the SEC for Audit Committee membership and each is an “Independent Director” as defined in NASDAQ Rule 5605(a)(2). Mr. Knauss was designated by our Board of Directors as the “Audit Committee financial expert” under applicable Securities and Exchange Commission rules and is an “Independent Director” as defined in NASDAQ Rule 5605(a)(2). The Audit Committee completed its review and discussions with management regarding the Company’s audited financial statements for the year ended December 31, 2010. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as may be modified or supplemented and as adopted by the Public Company Accounting Oversight Board in Rule 3200T, and received from the independent accountants written disclosures and the letter regarding their communications with the Audit Committee concerning independence required by the applicable requirements of the Public Company Accounting Oversight Board, and discussed with the independent accountants their independence.

Based on the review and discussions noted above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 for filing with the Securities and Exchange Commission.

Respectfully submitted,

The Audit Committee
Harold First, Chairman
Robert L. Knauss
Fredrik C. Gradin

COMPENSATION DISCUSSION AND ANALYSIS

Overview

This compensation discussion and analysis explains the material elements of the compensation awarded to, earned by, or paid to each of our Executive Officers who served as our Named Executive Officers during the last completed fiscal year. The principal elements of our executive compensation program are base salary, annual cash bonus awards, long-term equity incentives in the form of outstanding stock options, other benefits and post-termination severance for certain Named Executive Officers upon a change in control.

Compensation Program Objectives and Philosophy

The Compensation Committee of our Board of Directors is responsible for providing independent, objective oversight for XO Holdings’ executive compensation program. Our overall compensation philosophy is designed to facilitate the recruitment, retention and motivation of our executives and employees, and to align their incentives with those of our Stockholders. Our Compensation Committee intends to implement and maintain compensation plans that tie a portion of executives’ overall compensation to key strategic goals, and financial and operational performance. Further, our Compensation Committee reviews individual executives by taking into account their individual performance and Company operational performance, as well as each executive’s position, skills, and experience.

We rely on the business judgment of our Compensation Committee in setting our compensation objectives. Our compensation objectives are:

•	to provide a compensation package at a level at which we can successfully recruit talented executives;
•	to reward Named Executive Officers in a manner that is directly associated with achievement of the Company’s strategic objectives;
•	to motivate and provide incentives to each Named Executive Officer based on individual job functions; and
•	to compensate Named Executive Officers fairly and equitably in return for high-quality delivery of services to our customers.

These objectives are designed to support our principal strategic objectives as the leading nationwide provider of advanced communications services and solutions for businesses, enterprises, government, carriers and service providers, which include:

•	growth of revenue through sales with an increased focus on enterprise customers; and
•	continued redefinition of processes and systems to grow and acquire revenue.

Determination of Compensation Awards

Our Compensation Committee believes that it is important for us to offer competitive compensation to our executives, commensurate with high levels of performance. In instances in which an executive is uniquely critical to our success, our Compensation Committee may, in its discretion, provide compensation reflecting that individual contribution. Further, the Compensation Committee, in its discretion, may vary performance-based compensation from target levels, based upon business and individual performance. Our Compensation Committee believes that our compensation structure, including base salary, incentive compensation and existing equity holdings, reflects alignment between the long-term interests of executives and the interest of shareholders.

Except with respect to our former Chief Executive Officer’s compensation and the compensation of our President, Business Services, which is in part dictated by the employment terms entered into with us when they were hired, the Compensation Committee has discretion to determine the elements of compensation, and the level of compensation, for the Named Executive Officers. In exercising its discretion to determine the compensation for the individual Executive Officers, the Compensation Committee analyzes the executives’ areas of responsibility, the value that the executive contributed to achievement of our goals and objectives, the experience and tenure of the executive, as well as the executive’s individual performance, including any instances of extraordinary performance.

Role of Named Executive Officers in Determining Executive Compensation

In making compensation decisions, our Compensation Committee meets with members of our senior management to learn about our business operations and strategy, key performance metrics and target goals, and the labor and capital markets in which we compete. The Compensation Committee uses the results of these reviews as a factor in setting compensation targets for our Executive Officers. Our Compensation Committee may also consult, as appropriate, with our Chief Executive Officer, our Senior Vice President of Human Resources, our Chief Financial Officer and our General Counsel. For compensation decisions relating to Executive Officers other than our Chief Executive Officer, our Compensation Committee typically considers recommendations from our Chief Executive Officer, and, until a Chief Executive Officer is selected, an executive committee comprised of Mr. Wagner, Mr. Ortega and Ms. Thomas serving to oversee the Company’s operations.

Base Compensation

XO Holdings’ executive salary structure reflects broad salary bands. Individual salary reflects the executive’s scope of responsibility, experience, and individual performance, all considered in light of market conditions.

In light of adding additional responsibilities to Ms. Laura Thomas’ position as Chief Financial Officer, on June 24, 2010, the Compensation Committee adjusted Ms. Thomas’ base salary from $230,000 to $255,000, effective June 1, 2010.

Annual Cash Bonus Awards

The XO Annual Executive Bonus Plan is XO Holdings’ primary vehicle for recognizing Company, business unit, and individual performance for the past year for eligible Executive Officers. We believe that having an “at risk” element for all of our executives gives them a financial stake in the achievement of our business objectives, on an annual basis, and therefore motivates them to use their best efforts to ensure the achievement of those objectives. We believe that one year is a valuable measurement period that should be included in a compensation program, because we measure and report our business accomplishments annually, as do our primary peers. Each of our Named Executive Officers was eligible to participate in the XO Annual Executive Bonus Plan during fiscal 2010.

XO’s 2010 Annual Executive Bonus Plan was based upon the achievement of corporate, functional unit, as well as individual performance goals. Corporate performance goals were approved by the Compensation Committee of the Board in the spring of 2010 and included three goals: Cash Flow, Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA) and Total Revenue. Our Compensation Committee believed that the goals were challenging and required substantial effort on the part of our Named Executive Officers and our other employees to reach the objectives.

The applicable 2010 performance metrics and achievement factors for the XO Annual Executive Bonus Plan were:

Performance Measure	Performance Metrics	Achievement Factor
Cash Flow	$0 or greater	150%
	From ($25.2) million to less than $0	100% – 149%
	From ($37.5) million to less than ($25.2) million	75% – 99%
	Less than ($37.5) million	0%
Adjusted EBITDA*	$245.8 million or greater	150%
	From $204.8 million to less than $245.8 million	100% – 149%
	From $184.3 million to less than $204.8 million	75% – 99%
	Less than $184.3 million	0%
Revenue	$1,760 million or greater	150%
	From $1,600 million to less than $1,760 million	100% – 149%
	From $1,504 million to less than $1,600 million	75% – 99%
	Less than $1,504 million	0%

*	For the purposes of determining this performance metric, Adjusted EBITDA was determined by subtracting from revenue the cost of sales and selling, operating and general expenses (excluding reorganization and restructuring expenses). Adjusted EBITDA also excludes stock-based compensation, other long-term comensation, inter-company eliminations and asset impairment charges.

For our Named Executive Officers, the pool for bonus awards under the XO Annual Executive Bonus Plan was based on the attainment of the specified level of performance relative to the corporate performance goals. The corporate performance goals were then weighted as follows: 33.33% for the cash flow goal; 33.33% for the adjusted EBITDA goal; and 33.33% for the revenue goal. For the 2010 corporate performance component, our Compensation Committee determined that the Company successfully executed on the corporate performance goals.

The target bonus awards available to our Named Executive Officers ranged from 50% to 100% of their eligible base salaries for the 2010 fiscal year. While the size of the bonus pool depended on the attainment of the corporate performance goals described above and the applicable achievement factor assigned to those goals, the portion of the bonus pool allocated to those Named Executive Officers who received a bonus depended on the individual and functional performance of each Named Executive Officer.

In determining final 2010 bonus payments, XO considered a number of quantitative and qualitative factors, as detailed in the 2010 bonus plan, including Cash Flow, Adjusted EBITDA, Revenue and individual performance.

Carl J. Grivner — Chief Executive Officer

On April 8, 2011, Mr. Grivner resigned as Chief Executive Officer, President, and Director of the Company. No bonus was paid to Mr. Grivner under the XO 2010 Annual Executive Bonus Plan.

Laura W. Thomas — Chief Financial Officer

As the Chief Financial Officer, Ms. Thomas directed the organization to ensure the attainment of revenue and profit goals, and participated with the CEO in formulating current and long-range plans, objectives and policies. Ms. Thomas effectively oversaw XO’s financial functions, including financial plans and policies, accounting practices and procedures, and the organization’s relationship with the financial community. Ms. Thomas also directed the controller, treasury and tax functions. In 2010, Ms. Thomas acted as an effective and responsive organizational leader in all XO financial matters, including topics important to the Board of Directors.

Heather Burnett Gold — Senior Vice President, External Affairs

As the Senior Vice President of External Affairs, Ms. Gold directed and managed XO’s strategies and relationships with international, federal, state and local government and legislative agencies. Ms. Gold effectively oversaw analysis of key regulatory issues impacting the Company as well as strategic access management and telco cost. Ms. Gold ensured that XO had an industry leadership role in the public policy process; she specifically affected those issues which could have impacted input pricing or limited the revenue opportunities of the Company by utilizing both the regulatory process and by building strategic and contractual relationships with the Company’s key vendors.

Daniel Wagner — President, Business Services

As the President of Business Services, Mr. Wagner had responsibility for all division functions under the Business Services business unit. Mr. Wagner planned and directed the activities of the division to budgeted financial objectives, including working towards profit and operational goals. Mr. Wagner also made significant contributions to the Company’s overall performance through his management of EBITDA for the Business Services business unit and reduction in the cost of goods sold, even though Business Services did not meet its revenue performance goal and the Company did not meet certain performance goals associated with Mr. Wagner’s Employment Agreement.

Ernest Ortega — President, Carrier

As the President of Carrier Sales, Mr. Ortega had responsibility for all division functions under the Carrier Sales business unit. Mr. Ortega was responsible for marketing, operations, sales and service delivery of wholesale voice, data and Internet services emerging and established telecommunications companies, cable companies, content providers, Internet service providers and wireless operators.

Equity Compensation

During the 2010 fiscal year, we did not grant any individual performance equity awards to our Named Executive Officers, reflecting our current practice that compensation of our Named Executive Officers consist principally of salaries and incentive bonuses.

Benefits

We do not provide our Named Executive Officers with any perquisites. We provide the opportunity for our Named Executive Officers and other executives to receive general health and welfare benefits. We offer participation in our defined contribution 401(k) plan, pursuant to which for each payroll period we make a regular matching contribution to the employee’s account equal to 50% of the employee’s tax deferred contributions, up to a maximum of 5% of the employee’s compensation for the payroll period in accordance with IRS contribution limits. If an employee’s matching pay period contribution is limited due to the 5% ceiling during the individual pay period, we provide a true up amount in accordance with IRS contribution limits.

Change in Control and Severance Benefits

Our Named Executive Officers may receive additional compensation or benefits under our Change in Control Severance Plan and the severance and change in control provisions contained in their employment agreements when applicable. Our Change in Control Severance Plan and the additional agreements with Messrs. Grivner and Wagner are summarized below in “— Employment Agreements and Change in Control Arrangements.” Severance and change in control benefits are intended to preserve executive productivity and encourage retention in an actual or potential change in control of the Company. We believe our arrangements are reasonable in light of the fact that severance benefits are (i) based on both a Change in Control as defined in the Change in Control Severance Plan and termination of employment, and (ii) limited to eighteen (18) months under the Change in Control Severance Plan with no increase in severance benefits occurring on a change in control except as set out in “— Employment Agreements and Change in Control Arrangements.”

Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended, generally provides that a publicly-held company may not deduct compensation paid to certain of its top executive officers to the extent such compensation exceeds $1 million per executive officer in any year. However, limited exceptions to Section 162(m) apply with respect to performance-based compensation. All of the Named Executive Officers’ 2010 compensation under $1 million per Named Executive Officer is deductible under Section 162(m). We will continue to monitor the applicability of Section 162(m) to ongoing compensation arrangements.

Compensation Committee Report

The Compensation Committee has reviewed the Compensation Discussion and Analysis and discussed that Analysis with management. Based on its review and discussions with management, the committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement. This report is provided by the following Directors who comprise the committee:

Vincent J. Intrieri, Chairman
Daniel A. Ninivaggi
David S. Schechter

EXECUTIVE COMPENSATION

2010 Summary Compensation Table

The following table shows information concerning the annual compensation for services provided to us by our Chief Executive Officer, our Chief Financial Officer and our three other most highly compensated Executive Officers during 2010.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Non-Equity Incentive Plan Compensation ($)(1)	All Other Compensation ($)(2)	Total Compensation ($)
Carl J. Grivner(3) Chief Executive Officer	2010	700,000	—	—	11,902	711,902
	2009	700,000	—	709,895	9,616	1,419,511
	2008	700,000	—	770,000	5,316	1,475,316
Laura W. Thomas Chief Financial Officer(4)	2010	244,423	—	152,000	1,628	398,051
	2009	230,000	—	152,000	442	382,442
	2008	N/A
Ernest Ortega President, Carrier Services	2010	344,074	—	72,795	6,716	423,585
	2009	336,575	—	71,635	6,224	414,434
	2008	242,889	—	97,155	8,826	348,870
Daniel Wagner(5) President, Business Services	2010	450,000	—	272,980	7,250	730,230
	2009	450,000	450,000	353,965	63,312	1,317,277
	2008	N/A
Heather Burnett Gold Senior Vice President, External Affairs	2010	260,000	—	132,110	8,590	400,700
	2009	260,000	—	169,000	6,647	435,647
	2008	260,000	—	180,000	6,026	446,026

(1)	As described in the section entitled “Compensation Discussion and Analysis” above, the Named Executive Officers’ annual bonuses are derived based on the performance of the Company and the individual and functional performance of the executive relative to pre-established objectives for the fiscal year. The target amounts for each Named Executive Officer’s fiscal year 2010 bonus opportunity are reported in the 2010 Grants of Plan-Based Awards table below.
(2)	For each of the Named Executive Officers, the amount shown consists of group term life insurance premiums paid by the Company and contributions made by the Company on behalf of the Named Executive Officer to the Company’s 401(k) plan. In 2009, Mr. Wagner received $34,947 relating to temporary housing and travel expenses, and $28,060 as a tax gross-up.
(3)	On April 8, 2011, Mr. Grivner resigned as Chief Executive Officer, President, and Director of the Company.
(4)	Ms. Thomas was appointed Chief Financial Officer on June 14, 2009.
(5)	In 2009, Mr. Wagner received a hiring bonus of $450,000.

2010 Grants of Plan-Based Awards

The following table provides information with regard to potential cash bonuses paid or payable in 2010 under our performance-based, non-equity incentive plan.

	Grant Date	Estimated Potential Payouts Under Non-Equity Incentive Plan Awards (1)($)
Name		Threshold	Target	Maximum
Carl J. Grivner	—	$525,000	$610,404	$700,000
Laura W. Thomas	—	$79,205	$122,298	$201,648
Daniel Wagner	—	$236,250	$274,982	$472,500
Heather Burnett Gold	—	$107,250	$124,697	$214,500
Ernest Ortega	—	$46,450	$73,248	$154,833

(1)	In the table above, the “Target” column represents the amount payable if the specified corporate financial and individual target objectives were met in 2010. Target amounts are pro-rated based upon hire and promotion dates. The actual bonus amount earned by, and paid with respect to each Named Executive Officer for 2010 is shown in the “Summary Compensation Table” above. In 2010 some Named Executive Officers received in excess of their target non-equity incentive plan awards, based upon exceeding Company and individual performance objectives/targets. On April 8, 2011, Mr. Grivner resigned as Chief Executive Officer, President, and Director of the Company. No bonus was paid to Mr. Grivner under the XO 2010 Annual Executive Bonus Plan.

Employee Benefits Plans

2002 Stock Incentive Plan

The 2002 Stock Incentive Plan is the only equity compensation arrangement currently maintained by XO Holdings and is designed to align long-term interests of executives with the interests of shareholders. Pursuant to the terms of the plan, incentive stock options may be granted to our employees and nonqualified stock options and restricted stock may be granted to our employees and independent contractors. Up to 17,590,020 shares of common stock may be delivered pursuant to all awards granted under the plan in the aggregate. The plan is administered by the Compensation Committee of our Board of Directors. It has been our practice to set option exercise prices at $5.00 per share or the fair market value per share, whichever is higher at the time of grant.

Our stock options have a 10-year contractual exercise term. In general, the option grants are also subject to the following post-termination and change in control provisions:

Event	Award Vesting	Exercise Term
Termination by the Company for reason other than death, total and permanent disability or cause	Unvested options terminate immediately upon termination of employment	Vested options are exercisable for 3 months following cessation of employment, but in no event after the expiration date of such options
Total and permanent disability or death	Unvested options terminate immediately upon total and permanent disability or death	Vested options are exercisable for 12 months following cessation of employment, but in no event after the expiration date of such options
Termination for cause	Vested and unvested options immediately terminate upon termination for cause	None
Termination by the Company without good cause or termination by certain executives for good reason within 1 year of a change in control	Immediate full vesting of all unvested options	Vested options are exercisable for 3 months following cessation of employment, but in no event after the expiration date of such options

These terms are more fully described below in “— Employment Agreements and Change in Control Arrangements.”

The following table summarizes our equity compensation plan information as of December 31, 2010. The information below includes all equity compensation awards issued by the Company.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1)	Weighted Average Exercise Price of Outstanding Options	Remaining for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by Stockholders	6,150,368	$4.997	9,467,084
Equity compensation plans not approved by Stockholders	—	—	—
TOTAL	6,150,368	$4.997	9,467,084

(1)	Includes options issued pursuant to two separate programs that the Company had adopted under the 2002 Stock Incentive Plan: the 2003 Employee Retention and Incentive Plan and the 2003 Annual Bonus Plan.

As of March 31, 2011, a total of 9,509,709 shares of our common stock remained available for new awards under the 2002 Stock Incentive Plan (not including shares subject to outstanding awards), and a total of 6,107,743 shares were subject to outstanding options (of which approximately 5,996,993 shares were fully vested and available for exercise as of such date).

Pension Plans

XO Holdings does not maintain a pension plan or any non-qualified deferred compensation plan.

Outstanding Equity Awards at December 31, 2010

The following table summarizes the number of securities underlying outstanding 2002 Stock Incentive Plan awards for each Named Executive Officer as of December 31, 2010.

	Options Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date		Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Number of Unearned Shares, Units or Other Rights That Have Not Vested	Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Carl J. Grivner	2,000,000	—	$4.80	4/25/2013	(1)	—	—	—	—
	19,057	—	$6.53	3/4/2014	(1)
Laura W. Thomas	65,000	—	$5.00	1/16/2013	(1)	—	—	—	—
	3,435	—	$5.84	7/3/2013	(3)
	4,580	—	$5.84	3/4/2014	(4)
	18,000	—	$5.00	7/12/2014	(2)
Heather Burnett Gold	15,000	—	$5.00	08/19/2014
Ernest Ortega	100,000	—	$5.00	1/16/2013	(1)	—	—	—	—
	25,000	—	$5.00	7/12/2014	(2)
Daniel Wagner	—	—	—	—		—	—	—	—

(1)	Vests 25% immediately on the date of grant, with the remaining 75% vesting ratably every year for 3 years.
(2)	Vests ratably every year for 4 years.
(3)	Vests 50% immediately on the date of grant, with the remaining 50% vesting ratably every month for 24 months.
(4)	Vests 25% immediately on the date of grant, with the remaining 75% vesting ratably every month for 36 months.

Option Exercises and Stock Vested in 2009

None of our Named Executive Officers exercised options or owned other SAR’s that vested during 2010.

Employment Agreements and Change in Control Arrangements

Executive Agreements.   Carl J. Grivner had an employment term sheet and a change in control agreement (“Change in Control Agreement”), and Daniel J. Wagner has an employment agreement with us (these agreements are hereinafter referred to as “Executive Agreements”). Under the Executive Agreements, Mr. Grivner was entitled to receive, and Mr. Wagner may continue to receive, base salary and benefits in certain circumstances after resignation, termination of employment or a change in control. We have also established a change in control severance plan (“Change in Control Severance Plan”) for certain covered executives, including Mr. Grivner (while he was employed by the Company) and Mr. Wagner, our Senior Vice Presidents, Vice Presidents and Directors, under which covered executives may receive severance compensation after resignation or termination of employment following a change in control of the Company.

Carl J. Grivner

Under the Change in Control Agreement with Mr. Grivner, we were obligated to pay him an amount equal to his annual base salary, plus his target annual bonus, if a “change in control” occurred and he was terminated without “cause” or resigns for “good reason” within 24 months following the change in control. The amount we were obligated to pay was reduced by any cash severance benefit otherwise paid to Mr. Grivner under any applicable severance plan or other severance arrangement.

For purposes of Mr. Grivner’s Change of Control Agreement, “cause” meant the executive’s

•	failure substantially to perform the executive’s duties (which remains uncured for thirty (30) days after receipt of written notice by the executive),
•	misconduct that is demonstrably and materially injurious to us, monetarily or otherwise, or
•	act or acts constituting a felony under the laws of the United States or any state thereof, or a misdemeanor involving moral turpitude.

For purposes of the Change in Control Agreement with Mr. Grivner, “good reason” meant

•	the assignment to the executive of any duties inconsistent with the executive’s status as a key management employee of the Company or a substantial adverse alteration in the nature or status of the executive’s responsibilities,
•	a reduction in the executive’s annual base salary or target annual bonus,
•	a geographic relocation of more than thirty-five (35) miles from the executive’s current principal location, or
•	a material reduction in the benefits and allotment of vacation days provided to the executive.

For purposes of the Change in Control Agreement with Mr. Grivner, a “change in control” meant

•	any person becomes the beneficial owner, directly or indirectly, of securities representing fifty percent (50%) or more of the combined voting power of our then outstanding securities, (other than those that own securities that represent more than ten percent (10%) of our voting power as of April 1, 2003),
•	the merger or consolidation with any other company (other than a merger or consolidation that would result in our shareholders immediately prior thereto continuing to hold more than sixty-five percent of the combined voting power of our voting securities), or
•	our complete liquidation or the sale or disposition by us of all or substantially all of our assets.

Notwithstanding the foregoing, no “change in control” would be deemed to have occurred so long as one or more affiliates of Carl Icahn was (alone or collectively) the largest shareholder of the company and owns directly or indirectly in excess of 15% of the outstanding shares of the Company.

Daniel J. Wagner

On January 13, 2009, we appointed Daniel J. Wagner as President-Business Services. Under the terms of Mr. Wagner’s Employment Agreement, he may receive a continuation of his base salary, severance payments and other benefits in specified circumstances after resignation or termination of employment. Mr. Wagner is also a participant in our Change in Control Severance Plan.

Under the terms of Mr. Wagner’s Employment Agreement, upon termination he is entitled to receive

•	previously earned base salary (to the extent accrued and unpaid),
•	unreimbursed business expenses (in accordance with our policy), and
•	amounts payable on account of accrued but unused vacation (in accordance with our policy).

If such termination had occurred on December 31, 2010, Mr. Wagner would have been entitled to receive an amount equal to $25,637 (accrued and unpaid base salary, plus accrued but unused vacation time).

In the event that Mr. Wagner is terminated without cause, resigns for good reason, or his employment is terminated due to death or incapacity (as described in his Employment Agreement), then under the terms of his Employment Agreement he or his estate, as applicable, would also be entitled to any amounts of his annual cash bonus previously earned in the fiscal year preceding his termination, to the extent that the bonus is accrued and unpaid. If such termination or resignation had occurred on December 31, 2010, he would have been entitled to receive an amount equal to $0.

If Mr. Wagner is terminated without cause or resigns for good reason (other than in the case of termination of employment for death or incapacity, or the failure to achieve specified goals set forth in the Employment Agreement), he will also be entitled to a one-time severance payment (his “Severance Payment”) in an amount equal to the greater of

•	200% of his then current annual base salary, and
•	the pro rata amount of the annual cash bonus under our bonus plan in the year in which the termination of employment occurs that he would have earned if he had been employed for the full fiscal year (but only if applicable performance goals are actually achieved).

Mr. Wagner’s Severance Payment, if such termination or resignation had occurred on December 31, 2010, would have been $925,637.

If, however, Mr. Wagner is terminated for failure to achieve at least 70% of his annual sales target in any fiscal year, then he will be entitled to receive a one-time severance payment in an amount equal to 100% of his then current annual base salary ($450,000 if such termination had occurred on December 31, 2010); provided, however, that if Mr. Wagner is entitled to receive any payment for such termination, he shall not be entitled to receive the Severance Payment.

Any payment which Mr. Wagner is entitled to receive, or receives, under our Change in Control Severance Plan or any other severance plan, agreement or arrangement would be reduced on a dollar for dollar basis by any of the severance payments provided for in Mr. Wagner’s Employment Agreement.

For the purposes of Mr. Wagner’s Employment Agreement, “cause” means the executive’s

•	dishonesty detrimental to our best interests,
•	willful conduct involving any immoral acts which is reasonably likely to impair our reputation,
•	willful disloyalty to us or to our Board,
•	willful refusal or failure to obey the reasonable and lawful directions of the CEO, the Chairman and/or the Board,
•	neglect, in any material respect, of assigned duties and responsibilities,
•	commission of, or indictment for, a felony or conviction or plea of nolo contendere to a misdemeanor (other than a traffic violation) punishable by imprisonment under federal, state or local law,
•	engagement in the act of sexual harassment,
•	repeated use of a controlled substance without a prescription or the repeated use of alcohol which impairs the executive’s ability to carry out his duties and responsibilities,
•	material violation of any securities or employment laws or regulations,
•	material violation of any of our policies,
•	material breach of his employment agreement and related agreements and documents, which remains uncured (if curable) for a period of 30 days following notice of the breach, or
•	embezzlement of funds and/or material misappropriation of our property, or any act involving fraud with respect to us.

For the purposes of Mr. Wagner’s Employment Agreement, “good reason” means, without his prior written consent,

•	any material diminution in the executive’s title, position, duties or responsibilities,
•	any relocation of the executive’s work site in our principal executive offices further than 100 miles from such work site, or

•	material breach by us of any provision of his Employment Agreement (which remains uncured, if curable, for a period of thirty (30) after receipt of written notice by us).

Change in Control Severance Plan

Under the Change in Control Severance Plan, we are obligated to pay severance compensation to certain executives if, within twelve (12) months after the effective date of a “Change in Control” or prior to an anticipated “Change in Control,” such executive is terminated without “cause” or resigns for “good reason.” The severance compensation we are obligated to pay is an amount equal to a specified number of months multiplied by the sum of (i) the executive’s highest annual rate of base salary in effect within one (1) year prior to the “Change in Control” and (ii) the maximum annual target bonus for that employee in effect on the date of the “Change in Control” (subject to certain limitations). The multiplier is six (6) months for a Director, Sales and Non-Sales, twelve (12) months for a Vice President, Sales and Non-Sales and eighteen (18) months for a Senior Executive, Chief Operating Officer or Chief Executive Officer. The Company is also obligated to pay or provide the executive accrued but unpaid annual base salary through the date of termination or resignation, accrued unused vacation pay, continued medical coverage under COBRA and all other accrued or vested benefits. The Company’s Change in Control Severance Plan applied to Mr. Grivner while he was employed by the Company and currently applies to Mr. Wagner, and does not supersede or limit the benefits afforded to them by their respective Executive Agreements or Employment Agreement. If otherwise entitled to severance payments under both his Executive Agreement and the Change in Control Severance Plan, any severance that would have been payable to Mr. Grivner or that would be payable to Mr. Wagner under the Change in Control Severance Plan would be subject to reduction for any severance amount payable under his respective Executive Agreement.

For purposes of the Change in Control Severance Plan, a “Change in Control” means

•	the closing of a sale or conveyance of assets of the Company representing fifty percent (50%) or more of the total book value of the consolidated total assets of the Company, exclusive of cash and marketable securities, or to which fifty percent (50%) or more of our consolidated total annual revenues from operations are attributable,
•	any merger, liquidation, business combination or consolidation transaction in which shares of our common stock are converted into the right to receive cash and/or securities of an acquiring person or any other entity or issuer,
•	the effective time of any merger, share exchange, consolidation or other reorganization or business combination of the Company if the holders of the voting capital stock of the Company do not hold a majority of the outstanding voting securities of the surviving entity,
•	any other transaction or series of related transactions having an economic effect substantially equivalent to any of the foregoing; provided, however, that any transaction entered into solely among the Company and other affiliates of Mr. Icahn shall not be deemed a change in control.

For purposes of the Change in Control Severance Plan, “cause” means the executive’s

•	willful and continued failure to perform all of the executive’s duties (which remains uncured thirty (30) days after receipt of written notice by the executive),
•	willful gross misconduct (including, without limitation, fraud or embezzlement) while employed by us, or
•	conviction of, or plea of guilty or nolo contendere to, a felony while employed by us.

For purposes of the Change in Control Severance Plan, “good reason” means

•	a reduction in the executive’s title or the assignment of the executive to duties which result in a substantial diminution of the executive’s position, duties or responsibilities, excluding a temporary or occasional assignment by us made for reasons of business necessity and in our good faith judgment (which remains uncured for thirty (30) says after receipt of written notice by us),

•	any reduction of more than ten percent in the executive’s annual base salary or cash bonus percentage target,
•	a geographic relocation of more than fifty (50) miles from the executive’s current location,
•	any failure by us to obtain from any successors in interest to, or acquirer of, the Company a written agreement reasonably satisfactory to the executive to assume and perform the Change in Control Severance Plan, and
•	any violation of a material term of the Change in Control Severance Plan by us or our successors in interest.

The amount of compensation payable to each Named Executive Officer upon a termination without “cause” or resignation for “good reason” following a Change in Control is shown below. All estimates are based on an assumed termination date of December 31, 2010. The actual payments due on a termination or resignation following a Change in Control occurring on different dates could materially differ from the estimates in the table.

Potential Payments Upon a Change in Control

Name	Severance Amount(1)	Other(2)	Total(3)
Carl J. Grivner(4)	$2,100,000	$0	$2,100,000
Laura W. Thomas	$669,108	$0	$669,108
Heather Burnett Gold	$711,750	$0	$711,750
Daniel J. Wagner	$1,383,750	$25,637	$1,409,387
Ernest Ortega	$748,360	$0	$748,360

(1)	For the Named Executive Officers, this amount .represents 100% of the highest annual rate of base salary in effect within 1 year prior to the Change in Control and the maximum annual target bonus in effect on the date of the Change in Control, multiplied by 18 months.
(2)	Represents accrued but unpaid annual base salary earned by the executive through the date of termination or resignation, accrued unused vacation pay earned by the executive and all other accrued or vested benefits in accordance with the applicable benefit plan.
(3)	The total does not include any amounts for accelerated vesting of outstanding equity awards because, as of December 31, 2010, all outstanding options held by Named Executive Officers were less than the trading price.
(4)	On April 8, 2011, Mr. Grivner resigned as Chief Executive Officer, President, and Director of the Company, and no severance was paid to Mr. Grivner.

Director Compensation for 2010

The following table summarizes compensation that our Directors (other than Directors who are Named Executive Officers) earned during 2010 for services as members of our Board of Directors.

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards ($)	Total Compensation ($)
Carl C. Icahn	—	—	—
Carl J. Grivner(2)	—	—	—
Vincent J. Intrieri	—	—	—
Keith Meister(3)	—	—	—
Daniel A. Ninivaggi(4)	—	—	—
David S. Schechter	—	—	—
Adam Dell(5)	12,500	—	12,500
Harold First(6)	37,500	—	37,500
Robert Knauss	50,000	—	50,000
Frederick Gradin	50,000	—	50,000

(1)	Payment for members of our Board of Directors is determined as follows: each Independent Director receives four quarterly payments of $10,000 per year for serving on the Board and each member of the Audit Committee receives four quarterly payments of $2,500 each for serving on the Audit Committee. Reimbursement of reasonable travel and other expenses incurred in connection with attending meetings of our Board and its committees is not viewed as compensation.
(2)	Mr. Grivner resigned as Chief Executive Officer, President, and Director of the Company on April 8, 2011.
(3)	Keith Meister resigned from the Board on August 4, 2010.
(4)	Mr. Ninivaggi was elected to the Board on August 10, 2010.
(5)	Mr. Dell resigned from the Board effective March 27, 2010.
(6)	Mr. First was elected to the Board on April 29, 2010.

Summary of Director Compensation

In 2010, we paid Robert Knauss and Frederick Gradin four quarterly payments each of $10,000 for serving on our Board of Directors and four quarterly payments each of $2,500 for serving on the Audit Committee, for a total of $50,000 each for the year. We paid Mr. Dell $10,000 for serving a partial year on the Board of Directors and $2,500 for serving a partial year of serving on the Audit Committee. We paid Mr. First $30,000 for serving a partial year on the Board of Directors and $7,500 for serving a partial year on the Audit Committee. Directors can also be reimbursed for reasonable travel and other expenses incurred in connection with attending meetings of our Board and its committees.

PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION

The recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 added Section 14A to the Securities Exchange Act of 1934, which requires that we provide our stockholders with the opportunity to vote to approve, on a nonbinding, advisory basis, the compensation of our Named Executives Officers as disclosed in this Proxy Statement in accordance with the SEC’s rules.

As described in detail under the heading “Compensation Discussion and Analysis,” our Compensation Committee believes that it is important for us to offer competitive compensation to our Named Executive Officers, commensurate with high levels of performance. Our overall compensation philosophy is designed to facilitate the recruitment, retention and motivation of our executive and employees, and to align their incentives with those of our Stockholders. Our Compensation Committee intends to implement and maintain compensation plans that tie a portion of executives’ overall compensation to key strategic goals, and financial and operational performance. Further, our Compensation Committee reviews individual executives by taking into account their individual performance and Company operational performance, as well as each executive’s position, skills, and experience.

The vote on this resolution is not intended to address any specific element of compensation; rather, the advisory vote relates to the compensation of our Named Executive Officers, as described in this Proxy Statement in accordance with the SEC’s rules. The vote is advisory, and therefore it is not binding on the Company, the Compensation Committee or our Board of Directors.

Accordingly, we ask our Stockholders to vote on the following nonbinding resolution at the Annual Meeting:

“RESOLVED, that the Stockholders of XO Holdings, Inc. approve, on a nonbinding, advisory basis, the compensation of the Named Executive Officers, as disclosed in the Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure.”

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SEC.

PROPOSAL 3: ADVISORY VOTE ON THE FREQUENCY OF
AN ADVISORY VOTE ON EXECUTIVE COMPENSATION

Section 14A of the Securities Exchange Act requires that we provide our stockholders with the opportunity to indicate their preference as to how frequently we should seek an advisory vote on executive compensation as disclosed pursuant to the compensation disclosure rules of the SEC. The preference of our stockholders is to be indicated through a nonbinding, advisory vote that takes place at least once every six years. By voting with respect to this Proposal 3, Stockholders may indicate whether they would prefer that we seek future advisory votes on executive compensation once every one, two, or three years.

Our Board of Directors has determined that an advisory vote on executive compensation that occurs once every year is the most appropriate alternative for the Company, and therefore the Board of Directors recommends that you vote for a one-year interval for the advisory vote on executive compensation. In determining to recommend that the Stockholders select a frequency of once every year, the Board of Directors considered how an annual vote will provide our Stockholders with an opportunity to express their views on our compensation policies, practices and decisions on a frequent basis, thereby enhancing the level of dialogue between us and our Stockholders on executive compensation issues.

Stockholders may cast a vote on the preferred voting frequency by selecting the option of one year, two years, or three years (or abstain) when voting with respect to this Proposal 3.

This vote is advisory, and therefore it is not binding on the Company, the Compensation Committee or the Board of Directors. Moreover, because this vote is advisory, the Board of Directors may determine that it is in the best interests of our Stockholders and the Company to hold an advisory vote on executive compensation more or less frequently than the option for which the votes cast in favor of such option constitute at least a majority of the votes cast.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE OF FOR THE OPTION OF “1 YEAR” AS THE FREQUENCY WITH WHICH STOCKHOLDERS ARE PROVIDED AN ADVISORY VOTE ON EXECUTIVE COMPENSATION AS DISCLOSED PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SEC.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Beneficial Ownership of Our Common Stock by Our Board of Directors and Management

The table below sets forth the number of shares of Company common stock beneficially owned by (i) each member of our Board of Directors, (ii) each of our Named Executive Officers, and (iii) all of our Named Executive Officers and Directors as a group. Unless otherwise indicated, the percentages below are based on the number of shares issued and outstanding on March 31, 2011, as reported in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010.

Name of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)	Percent of Class
Carl C. Icahn(3)	752,411,903	91.64
Carl J. Grivner(4)	2,034,057	*
Vincent J. Intrieri	—	—
Daniel A. Ninivaggi	—	—
Harold First(5)	2,097	*
Fredrik Gradin	—	—
Robert Knauss(6)	153,000	*
David S. Schechter	—	—
Laura W. Thomas	—	—
Daniel Wagner	—	—
Heather Burnett Gold(7)	150,000	—
All Directors and Executive Officers as a group (11 persons)(8)	754,751,057

*	The Percent of Class is less than one percent (1%).
(1)	The address of all persons listed is c/o XO Holdings, Inc., 13865 Sunrise Valley Drive, Herndon Virginia 20171.
(2)	Under the rules of the SEC, a person is deemed to be the beneficial owner of a security if such person, directly or indirectly, has or shares the power to vote or direct the voting of such security or the power to dispose or direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities if that person has the right to acquire beneficial ownership within 60 days after any given date, which date, for the purposes of the foregoing table is March 31, 2011. Accordingly, more than one person may be deemed to be a beneficial owner of the same securities. Unless otherwise indicated by footnote, the named individuals have sole voting and investment power with respect to the shares of our common stock beneficially owned.
(3)	As reported in the March 31, 2011 Form 4 for Mr. Icahn, and the March 31, 2011 Amendment No. 31 to Schedule 13D filed by Carl C. Icahn, ACF Industries Holding Corp., Highcrest Investors Corp., Buffalo Investors Corp., Starfire Holding Corporation, Arnos Corp., Arnos Sub Corp., Barberry Corp, Hopper Investments LLC, High River Limited Partnership and Unicorn Associates Corporation (the “Filing Persons”), as adjusted for repayment of the 6% Class A Convertible Preferred Stock, represent beneficial ownership by the Filing Persons in the aggregate of 752,411,903 shares constituting approximately 91.64% of the outstanding shares based upon (i) the 182,075,165 shares stated to be issued and outstanding by the Company, (ii) the 113,410,769 shares beneficially held by the Filing Persons, (iii) the 445,913,490 shares issuable upon conversion of the 555,000 shares of 7% Series B Convertible Preferred Stock beneficially held by the Filing Persons, and (iv) the 193,087,644 votes to which the 225,000 shares of 9.5% Series C Perpetual Preferred Stock beneficially held by the Filing Persons are entitled. Arnos Sub is 100 percent owned by Arnos Corp., a Delaware corporation. Arnos Corp. is 100 percent owned by Unicorn Associates Corporation, a New York corporation, which is 100 percent owned by ACF Industries Holding Corp., a Delaware corporation. ACF Holding Corp. is wholly-owned by Highcrest Investors Corp., a Delaware corporation, which is approximately 99% owned by Buffalo Investors Corp., a New York corporation, which is wholly-owned by Starfire Holding Corporation, a Delaware corporation, which is wholly-owned by Mr. Icahn. Mr. Icahn is the chairman, President and sole Director of Starfire Holding Corporation, the chairman and a Director of ACF Industries and the chairman, President and a Director of Highcrest Investors. Hopper Investments LLC, a Delaware limited liability company, owns 100% of the general partnership interests in High River Limited Partnership, a

Delaware limited partnership. Hopper Investments LLC is wholly-owned by Barberry Corp., a Delaware corporation, which is 100% owned by Mr. Icahn.
(4)	Mr. Grivner resigned as Chief Executive Officer, President, and Director of the Company on April 8, 2011. Represents (i) 15,000 shares of Company common stock acquired by Mr. Grivner in May 2004, and (ii) shares of Company common stock issuable to Mr. Grivner upon the exercise of nonqualified stock options that were exercisable as of March 31, 2011 or that were to become exercisable within 60 days thereafter, which options were granted to Mr. Grivner pursuant to the 2002 Stock Incentive Plan.
(5)	Represents shares acquired by Mr. First before he was elected a Director April 29, 2010.
(6)	Represents shares of Company common stock acquired by Mr. Knauss in August 2004 and November 2008.
(7)	Represents shares of Company common stock issuable to Ms. Gold upon the exercise of nonqualified stock options that were exercisable as of March 31, 2011 or that were to become exercisable within 60 days thereafter, which options were granted to Ms. Gold pursuant to the 2002 Stock Incentive Plan.
(8)	Represents (i) 752,411,903 shares of Company common stock beneficially held by the Filing Persons, as described in note (3) above, (ii) 170,097 outstanding shares of Company common stock owned by Directors and Executive Officers as of March 31, 2011 (other than shares held by the Filing Persons) (see notes (4), (5) and (6)), and (iii) 2,019,057 shares of Company common stock issuable upon the exercise of stock options exercisable as of March 31, 2011 or 60 days thereafter. See notes (4), (5) (6) and (7) above.

Beneficial Ownership of Our Common Stock by Certain Beneficial Owners

The table below sets forth beneficial owners of 5% or more of our outstanding common stock. None of such beneficial owners listed below nor any of their family members, entities of which they are Executive Officers, partners or 10% beneficial owners or trusts or estates in which they have beneficial interests were indebted to us during the past fiscal year. Unless otherwise indicated, the percentages below are based on the number of shares issued and outstanding on March 31, 2011, as reported in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010.

Name of Beneficial Holder	Address	Amount and Nature of Beneficial Ownership(1)	Percent of Class
Carl C. Icahn(2)	Icahn Associates Corp. 767 Fifth Avenue, 47th Floor, New York, New York 10153	752,411,903	91.64
Amalgamated Gadget, L.P. (R 2 Investors)(3)	301 Commerce Street, Suite 2975, Fort Worth, Texas 76102	16,847,195	9.2

(1)	Under the rules of the SEC, a person is deemed to be the beneficial owner of a security if such person, directly or indirectly, has or shares the power to vote or direct the voting of such security or the power to dispose or direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities if that person has the right to acquire beneficial ownership within 60 days after any given date, which date, for the purposes of the foregoing table is March 31, 2011. Accordingly, more than one person may be deemed to be a beneficial owner of the same securities. Unless otherwise indicated by footnote, the named individuals have sole voting and investment power with respect to the shares of our common stock beneficially owned.
(2)	See Note (3) to the table under the heading titled “Beneficial Ownership of Our Common Stock by the Board of Directors and Management” above.
(3)	As reported in the Amendment No. 5 to Schedule 13D filed on June 15, 2010 by Amalgamated Gadget, represents 16,847,195 shares of Common Stock held by Amalgamated Gadget on behalf of R 2 Investments, LDC which includes 344,846 shares of Company common stock issuable upon exercise of Series A warrants, 258,635 shares of Common Stock issuable upon exercise of Series B warrants, and 258,635 shares of Common Stock issuable upon exercise of Series C warrants, all held by Amalgamated Gadget. Such shares represent approximately 9.2% of the outstanding shares of common stock based upon 182,075,165 shares of common stock deemed to be outstanding. Amalgamated Gadget is a limited partnership of which Scepter Holdings, Inc., a Texas corporation, is its sole general partner. Scepter Holdings, Inc. is wholly owned by Mr. Geoffrey Raynor. The Company notes that the Company’s Series A Warrants, Series B Warrants and Series C Warrants expired January 15, 2010.

MANAGEMENT

Below is a table that sets forth the names, ages, and position of our Executive Officers. In addition, below the table is additional biographical information with respect to each of the Executive Officers. There are no family relationships among any of our Directors or Executive Officers.

Name	Age	Position
Laura W. Thomas	55	Senior Vice President and Chief Financial Officer
Heather Burnett Gold	57	Senior Vice President, External Affairs
Simone Wu	46	Senior Vice President, Secretary, General Counsel
Daniel Wagner	46	President, Business Services
Ernest Ortega	46	President, Carrier Services

Laura W. Thomas.  Ms. Thomas has served as Senior Vice President and Chief Financial Officer of XO Holdings and XO Communications, LLC since June 14, 2009. Ms. Thomas also serves on the executive committee overseeing the operations of the Company. She previously served as XO Communication’s Vice President of Finance beginning in April 2000, where she oversaw various financial and accounting functions including revenue accounting, billing, business planning and analysis, external reporting and compliance, among other responsibilities. Prior to that time, she was the Vice President of Finance at Concert Communications, a joint venture between MCI Communications (“MCI”) and British Telecom. She also served as Director of Finance at MCI, where she directed revenue reporting and analysis, as well as managed investor relations and financial planning across all of MCI’s business units.

Heather Burnett Gold.  Ms. Gold has served as the Senior Vice President of Government Relations of XO Holdings and XO Communications, LLC since October 25, 2005 and, previously, of XO Communications, Inc. from August 2004 until the consummation of our restructuring in February 2006. Prior to joining XO Communications, Inc., Ms. Gold co-founded the KDW Group, a subsidiary of Kelley Drye & Warren LLP that provides business and financial consulting to the telecommunications and Internet industry, in July, 2001 and worked there until August 2004. Prior to the KDW Group, Ms. Gold was vice President of industry affairs at Intermedia Communications, Inc. from August 1998 until June 2001.

Simone Wu.  Ms. Wu has served as a Senior Vice President, the General Counsel and Secretary of XO Holdings and XO Communications, LLC since June 21, 2006 and prior to that served as a Vice President, the acting General Counsel and Secretary of the same companies since October 25, 2005. She served as a Vice President, the acting General Counsel and Secretary of XO Communications, Inc. from June 2005 until the consummation of our restructuring in February 2006. Prior to that Ms. Wu, who joined XO Communications, Inc. in October 2001 as Senior Corporate Counsel, was Vice President and Assistant General Counsel of XO Communications, Inc. from March 2004 until June 2005. Before that she was Vice President of Legal and Business Affairs at LightSource Telecom from January 2001 until October 2001, held legal and business positions at MCI WorldCom and AOL respectively, and began her legal career at Skadden, Arps, Slate, Meagher & Flom.

Daniel Wagner.  Daniel Wagner has served as President of Business Services of XO Holdings and XO Communications, LLC since January, 2009. Mr. Wagner also serves on the executive committee overseeing the operations of the Company. Prior to his employment with the Company, Mr. Wagner was at Global Crossing where he served as Executive Vice President of Enterprise and Collaboration Services, from 2007 through 2008. In this role he managed Global Crossing’s Regional Direct Sales, Government Services, Collaboration Services, Indirect Channels and Sales Engineering divisions, and helped increase sales productivity and customer-focus, streamline business processes and develop a metrics-driven culture. Mr. Wagner also held a broad spectrum of other senior roles at Global Crossing including Chief Information Officer from late 2002 through 2006, President, Europe and Managing Director, UK from 2001 through early 2002, and various other operational roles in Sales, Operations, IT, and Finance.

Ernest Ortega.  Mr. Ortega has served as President of Carrier Sales of XO Holdings and XO Communications, LLC since October 25, 2005 and of XO Communications, Inc. from January 2004 until the consummation of our restructuring in February 2006. Mr. Ortega also serves on the executive committee overseeing the operations of the Company. Mr. Ortega started with XO Communications, Inc. in June 1999 and served as vice President of national accounts at XO Communications, Inc., from June 2000 until January 2004.

TRANSACTIONS WITH RELATED PERSONS

Transactions with Related Persons

On October 8, 2010, XO Communications, LLC (“XO LLC”), a wholly owned subsidiary of the Company, entered into a Revolving Promissory Note, the (“Promissory Note”) with Arnos Corp., an affiliate of Mr. Carl Icahn, the Chairman of our Board of Directors and our majority stockholder (the “Chairman”), pursuant to which Arnos Corp. provided the Company access to a $50.0 million revolving credit facility at an annual interest rate equal to the greater of LIBOR plus 525 basis points or 6.75%. At the request of XO LLC, Arnos Corp. entered into a first amendment to the Promissory Note with XO LLC dated as of February 11, 2011 (the “Amendment”). The Amendment extends the latest maturity date of the Promissory Note from October 8, 2011 to May 1, 2012. Accordingly, the maturity date of the Promissory Note is the earliest of (i) May 1, 2012, (ii) the date on which any financing transaction, whether debt or equity, is consummated by the Company or certain of its affiliates in an amount equal to or greater than $50.0 million, and (iii), at the Company’s option, a date selected by the Company that is earlier than May 1, 2012. The Promissory Note includes a fee of 0.75% on undrawn amounts. As of April 29, 2011, no amounts have been drawn on the Promissory Note.

On January 19, 2011, the Company received an offer from ACF Industries Holding Corp., an affiliate of the Chairman (“ACF Holding”), to acquire, either directly or through an affiliate, ownership of 100% of XO Holdings in a transaction the exact form of which would be determined jointly. Under the proposal, holders of common stock, other than ACF Holding and its affiliates, would receive consideration of $0.70 net per share in cash. On January 21, 2011, the Company announced the formation of a Special Committee of our Board of Directors composed of independent Directors to consider, review, and evaluate the proposal.

Various entities controlled by the Chairman hold the following interests in the Company:

	At March 31, 2011(1)	At December 31, 2010(2)
Beneficial Ownership	Greater than 90%	Greater than 90%
Outstanding Common Stock	Greater than 60%	Greater than 60%
Series A, B and C Warrants(3)	—	—
Class A Preferred Stock(4)	—	—
Class B Convertible Preferred Stock	100%	100%
Class C Perpetual Preferred Stock	100%	100%

(1)	As reported in the March 31, 2011 Form 4 for the Chairman and other parties to such joint filing, and the March 31, 2011 Amendment No. 31 to Schedule 13D filed by the Chairman and other parties to such joint filing.
(2)	As reported in the January 4, 2010 Form 4 for the Chairman, and the January 4, 2010 Amendment No. 23 to Schedule 13D filed by the Chairman and other parties to such joint filing.
(3)	The terms of the Company’s Series A, B and C Warrants provided that all such unexercised warrants expired on January 15, 2010.
(4)	The original terms of the Company’s Class A preferred stock required that by January 15, 2010, the Company would redeem in cash and in a manner provided for therein all of the shares of Class A preferred stock then outstanding at redemption price equal to 100% of its liquidation preference. On February 5, 2009, ACF Industries Holding Corp., an affiliate of the Chairman, (“ACF Holding”) agreed to extend the date on which the Company would be required to redeem the shares of Class A preferred stock held by ACF Holding (the “ACF Holding Shares”) from January 15, 2010 to a date no later than April 15, 2010. The extension did not affect the redemption date of any of the shares of Class A preferred stock other than the ACF Holding Shares. Accordingly, on January 15, 2010, the Company redeemed all 599,137 shares of Class A preferred stock held by entities unaffiliated with the Chairman at an aggregate purchase price of approximately $41.4 million. On April 15, 2010, the Company redeemed the outstanding shares of Class A preferred stock held by ACF Holding for cash at a redemption price equal to 100% of the aggregate liquidation preference for such shares of $217.5 million as of such date. As of December 31, 2010, there were no shares of Class A preferred stock outstanding.

As a result of his ownership of a majority of the Company’s common stock and voting preferred stock, the Chairman can elect all of the Company’s Directors. Currently, three employees of entities controlled by the Chairman are members of the Company’s Board of Directors and certain of its committees. Under applicable law and the Company’s Certificate of Incorporation and Bylaws, certain actions cannot be taken without the approval of holders of a majority of the Company’s voting stock, including mergers, acquisitions, the sale of substantially all of the Company’s assets and amendments to the Company’s Certificate of Incorporation and Bylaws.

The Company provides certain telecommunications services to companies affiliated with the Chairman. The total revenue recognized on such services for 2010, 2009 and 2008 was $2.1 million, $1.7 million and $1.7 million, respectively. Amounts receivable in respect to such services from affiliates related to the Chairman as of December 31, 2010 and 2009 were not significant.

We purchased $0.6 million during the year ended December 31, 2010, in hardware and services from Dell Computers, Inc. Mr. Adam Dell, a former XO Holdings Director, is the brother of the Chairman of Dell Computers, Inc., Mr. Michael Dell.

Icahn Sourcing LLC (“Icahn Sourcing”) is an entity formed and controlled by the Chairman in order to leverage the potential buying power of a group of entities which the Chairman either owns or with which he otherwise has a relationship in negotiating with a wide range of suppliers of goods, services, and tangible and intangible property. The Company is a member of the buying group and, as such, is afforded the opportunity to purchase goods, services and property from vendors with whom Icahn Sourcing has negotiated rates and terms. Icahn Sourcing does not guarantee that the Company will purchase any goods, services or property from any such vendors and the Company is under no legal obligation to do so. The Company does not pay Icahn Sourcing any fees or other amounts with respect to the buying group arrangement. The Company has purchased a variety of goods and services as a member of the buying group at prices and on terms that it believes are more favorable than those which would be achieved on a stand-alone basis.

Related party transaction reports are reviewed on a quarterly basis by the controller’s office and our management and disclosed as appropriate in financial reports. Internal controls over related party transactions are tested annually.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires that our Executive Officers and Directors and any holder of 10% or more of the outstanding shares of our common stock file reports of beneficial ownership and changes in beneficial ownership of such stock with the SEC. To our knowledge, all Section 16(a) filing requirements applicable to our Executive Officers and Directors and the holders of 10% or more of our outstanding common stock were complied with during the fiscal year ended December 31, 2010.

STOCKHOLDER PROPOSALS FOR THE 2012 ANNUAL MEETING

Stockholder proposals for our 2012 Annual Meeting of Stockholders, submitted pursuant to Rule 14-8 of the Exchange Act, must be received by us no later than December 30, 2011, for inclusion in the proxy statement and form of proxy for that meeting. Our Bylaws provide that stockholder proposals that are not submitted for inclusion in next year’s proxy statement pursuant to Rule 14-8 of the Exchange Act may be considered at our 2012 Annual Meeting of Stockholders if such proposals are received between February 17, 2012 and March 19, 2012. All proposals should be submitted to us at XO Holdings, Inc., 13865 Sunrise Valley Drive, Herndon, Virginia 20171, Attention: Corporate Secretary.

OTHER MATTERS

We know of no other business to be presented at the Annual Meeting. If other matters do properly come before the Annual Meeting, or any adjournment or postponement of that meeting, it is the intention of the persons named in the proxy to vote on these matters according to their best judgment unless the authority to do so is withheld in such proxy.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information filed by the Company at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. You can also obtain copies of our Annual Report and this Proxy Statement at http://www.xo.com/about/pages/investor.aspx.

You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates, or from commercial document retrieval services.

The SEC maintains a website that contains reports, proxy statements and other information, including those filed by the Company, at http://www.sec.gov. You may also obtain other information about us and get access to our filings with the SEC through our website, www.xo.com. The information contained in that website is not incorporated by reference into this proxy statement.

We have not authorized anyone to give any information or make any representation about any matter or proposal described in this proxy statement that is different from, or in addition to, those contained in this proxy statement. Therefore, if anyone does give you information of this sort, you should not rely on it. The information contained in this proxy statement speaks only as of the date of this document unless the information specifically indicates that another date applies.

ANNUAL MEETING OF STOCKHOLDERS OF

XO HOLDINGS, INC.

June 15, 2011

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement and proxy card
are available at http://www.xo.com/about/pages/investor.aspx

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

20730400000000000000 7   061511

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR ALL NOMINEES" IN PROPOSAL 1, "FOR" IN PROPOSAL 2 AND FOR "1 YEAR" IN PROPOSAL 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors:

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
- ○ Carl C. Icahn
- ○ Vincent J. Intrieri
- ○ David S. Schechter
- ○ Daniel A. Ninivaggi
- ○ Robert L. Knauss
- ○ Fredrik Gradin
- ○ Harold First

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

	FOR	AGAINST	ABSTAIN
2. Advisory vote on executive compensation.	☐	☐	☐

	1 year	2 years	3 years	ABSTAIN
3. Advisory vote on the frequency of the advisory vote on executive compensation.	☐	☐	☐	☐

Signature of Stockholder ________ Date: ________ Signature of Stockholder ________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

XO HOLDINGS, INC.

13865 Sunrise Valley Dr.
Herndon, Virginia 20171

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Laura W. Thomas and Simone Wu as proxies, each with the full power of substitution, to represent and vote as designated on the reverse side, all the shares of Common Stock and Preferred Stock of XO Holdings, Inc., held of record by the undersigned on April 20, 2011, at the Annual Meeting of Stockholders to be held at the offices of Pillsbury Winthrop Shaw Pittman, located at 1540 Broadway, New York, New York 10036, on June 15, 2011, or any adjournment or postponement thereof.

(Continued and to be signed on the reverse side)

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